Exhibit 10.1

Execution Version

SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION LOAN AGREEMENT

dated as of

May 22, 2020

among

AKORN, INC.,
a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

The Other Loan Parties Party Hereto,
each as a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

The Lenders Party Hereto,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent

i

ii

iii

iv

TABLE OF CONTENTS (continued)

Page

SCHEDULES:

Commitment Schedule
Schedule 3.05	Properties
Schedule 3.06	Disclosed Matters
Schedule 3.13	Insurance
Schedule 3.14	Capitalization and Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04	Existing Investments

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Withdrawal Notice
Exhibit C	Approved Budget
Exhibit D	Form of Compliance Certificate
Exhibit E	Joinder Agreement
Exhibit F-1	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)

*Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Akorn, Inc. agrees to furnish a supplemental copy of any omitted schedules to the Securities and Exchange Commission upon request.

v

SENIOR SECURED SUPER-PRIORITY TERM LOAN DEBTOR-IN-POSSESSION LOAN AGREEMENT dated as of May 22, 2020 (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) among AKORN, INC., as the Borrower, a debtor and a debtor-in-possession, the other Loan Parties party hereto, each as a debtor and a debtor-in-possession, the Lenders party hereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent.

RECITALS

WHEREAS, on May 21, 2020 (the “Petition Date”), the Borrower and certain Loan Guarantors (together with any of their Subsidiaries and Affiliates that are or become debtors under the Chapter 11 Cases, collectively, the “Debtors”, and each individually, a “Debtor”) commenced Chapter 11 Case Nos. 20-11177 through 20-11188, as administratively consolidated at Chapter 11 Case No. 20-11177 (collectively, the “Chapter 11 Cases” and each individually, a “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware. The Debtors continue to operate their businesses and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested, and, upon the terms set forth in this Agreement, the Lenders have agreed to make available to the Borrower, a senior secured term loan credit facility of up to of up to $30,000,000 (the “DIP Facility”), subject to the conditions set forth herein, pursuant to the DIP Order, to fund the costs and expenses relating to the Chapter 11 Cases, the general corporate purposes and working capital requirements of the Borrower during the pendency of the Chapter 11 Cases pursuant to and in accordance with the Approved Budget;

WHEREAS, subject to the terms hereof and the DIP Order, the Borrower and the Loan Guarantors have agreed to secure all of their Obligations under the Loan Documents by granting to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a security interest in and lien upon substantially all of their existing and after-acquired property;

WHEREAS, the Borrower and the Loan Guarantors’ business is a mutual and collective enterprise and the Borrower and the Loan Guarantors believe that the loans and other financial accommodations to the Borrower under this Agreement will enhance the aggregate borrowing powers of the Borrower and facilitate the administration of the Chapter 11 Cases and their loan relationship with the Administrative Agent and the Lenders, all to the mutual advantage of the Borrower and the Loan Guarantors;

WHEREAS, the Borrower and each Loan Guarantor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the Borrower as provided in the Agreement;

WHEREAS, the Administrative Agent’s and the Lenders’ willingness to extend financial accommodations to the Borrower, and to administer the Borrower’s and the Loan Guarantors’ collateral security therefor, on a combined basis as more fully set forth in this Agreement and the other Loan Documents, is done solely as an accommodation to the Borrower and the Loan Guarantors and at the Borrower’s and the Loan Guarantors’ request and in furtherance of the Borrower’s and the Loan Guarantors’ mutual and collective enterprise; and

WHEREAS, all capitalized terms used in this Agreement, including in these Recitals, shall have the meanings ascribed to them in Section 1.01, and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Section 1.03 shall govern. All Schedules, Exhibits, Annexes, and other attachments hereto, or expressly identified in this Agreement, are incorporated by reference, and taken together with this Agreement, shall constitute a single agreement. These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Article I

Definitions

Section 1.01     Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement.

“Account Debtor” means any Person obligated on an Account.

“Actual Cash Receipts” means with respect to any period, as the context requires, (x) the amount of actual receipts during such period of the Loan Parties (excluding any borrowings under this Agreement) under the heading “Total Receipts” in the Approved Budget and/or (y) the sum, for such period, of all such receipts for all such line items which comprise “Total Receipts” (as set forth in the Approved Budget), on a cumulative basis, in each case, as determined by reference to the Approved Budget as then in effect.

“Actual Operating Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount of actual operating disbursements made by the Loan Parties during such period that correspond to each line item (on a line item by line item basis) under the headings “Operating Disbursements” in the Approved Budget and/or (y) the sum, for such period, of all such disbursements for all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the Approved Budget as then in effect, which amounts do not include Actual Restructuring Related Amounts.

“Actual Liquidity” means as of any date of determination, as the context requires, for the Loan Parties, the actual amounts of US Bank Cash and the amount of any outstanding Withdrawal Notice (which, except in connection with any calculation of minimum Actual Liquidity pursuant to Section 6.12 shall include any amounts deposited in the Loan Proceeds Account).

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“Actual Restructuring Related Amounts” means with respect to any period, (a) the amount of financing, restructuring and professional fees during such period (including as reimbursement to any Secured Parties or the Specified Lender Advisors), (b) interest, fees and other amounts paid in respect of the Loans and (c) adequate protection payments in respect of loans issued under the Pre-Petition Term Loan Agreement (including interest, fees and other amounts).

“Ad Hoc Group of Lenders” means those certain Lenders represented by the Specified Lender Advisors (as specified by the Specified Lender Advisors).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent for the Lenders hereunder and as collateral agent for the Secured Parties.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisors” means legal counsel (including local, regulatory, foreign and in-house counsel), auditors, accountants, consultants, appraisers, engineers or other advisors.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means (i) the Administrative Agent and (ii) the Escrow Agent.

“Agent Advisors” means (x) Wilmer Cutler Pickering Hale and Dorr LLP, as legal counsel, (y) Young Conaway Stargatt & Taylor, LLP, as local bankruptcy counsel, and (z) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, one counsel in each relevant jurisdiction, in each case retained by the Agents.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% (without any rounding) and (d) 2.0% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, as to any Lender, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding); provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the foregoing calculations.

“Applicable Rate” means, (i) 8.50% per annum for any ABR Loan, and (ii) 9.50% per annum for any Eurodollar Loan.

“Approved Budget” means the then most current budget prepared by the Borrower and approved by the Required Lenders in accordance with Section 5.13. As of the Closing Date, the Approved Budget is attached hereto as Exhibit C.

“Approved Budget Variance Report” means a report provided by the Borrower to the Administrative Agent and the Lenders (a) showing, in each case, on a line item by line item and cumulative basis, the Actual Cash Receipts, the Actual Operating Disbursement Amounts, actual US Bank Cash and Actual Restructuring Related Amounts as of the last day of the Prior Week, and the Variance Testing Period then most recently ended, noting therein (i) all variances, on a line item by line item basis and a cumulative basis, from the Budgeted Cash Receipts, the Budgeted Operating Disbursement Amounts, the Budgeted Liquidity and the Budgeted Restructuring Related Amounts for such period as set forth in the Approved Budget as in effect for such period and (ii) containing an indication as to whether each material variance is temporary or permanent, (iii) certifying compliance or non-compliance with such maximum permitted variances set forth therein for such Variance Testing Period, and (iv) including explanations for all material variances and violations, if any, of such covenant and if any such violation exists, setting forth the actions which the Borrower has taken or intends to take with respect thereto and (b) which such reports shall be certified by a Responsible Officer of the Borrower and shall be in a form, and shall contain supporting information, satisfactory to the Required Lenders in their sole discretion (which satisfaction may be communicated via an email from either of the Specified Lender Advisors).

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of May 20, 2020, by and among Akorn Holdings Topco LLC, as Purchaser (as defined therein), the Borrower and the other Sellers as defined and named therein, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors) and the Administrative Agent.

“Attorney Costs” means all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may be amended from time to time be in effect and applicable to the Chapter 11 Cases.

“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” means Akorn, Inc., a Louisiana corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

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“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Budgeted Cash Receipts” means with respect to any period, as the context requires, (x) the amount that corresponds to the applicable line item under the heading “Total Receipts” in the Approved Budget and/or (y) the sum, for such period, of all the amounts for all such line items which comprise “Total Receipts” (as set forth in the Approved Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the Approved Budget as then in effect.

“Budgeted Liquidity” means as of any date of determination, as the context requires, for the Loan Parties, the amounts set forth as of such date of US Bank Cash in the Approved Budget, as determined by reference to the Approved Budget as then in effect (which, except in connection with any calculation of minimum Actual Liquidity pursuant to Section 6.12, shall include any amounts deposited in the Loan Proceeds Account).

“Budgeted Operating Disbursement Amounts” means with respect to any period, as the context requires, (x) the amount that corresponds to the applicable line item under the heading “Total Operating Disbursements” in the Approved Budget and/or (y) the sum, for such period, of all such line items which comprise “Total Operating Disbursements” (as set forth in the Approved Budget), on a cumulative basis (consistent with the Variance Testing Period), in each case, as determined by reference to the Approved Budget as then in effect, which amounts do not include Budgeted Restructuring Related Amounts.

“Budgeted Restructuring Related Amounts” means with respect to any period, (a) the amount of financing, restructuring and professional fees during such period (including as reimbursement to any Secured Parties or the Specified Lender Advisors), (b) interest paid, fees and other amounts in respect of the Loans and (c) adequate protection payments in respect of loans issued under the Pre-Petition Term Loan Agreement (including interest, fees and other amounts).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Business Plan” means the business plan delivered to the Specified Lender Advisors on January 7, 2020.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Carve-Out” has the meaning assigned to such term in the DIP Order.

“Carve-Out Trigger Notice” has the meaning assigned to such term in the DIP Order.

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“Cash Management Order” means the order of the Bankruptcy Court entered in the Chapter 11 Cases after the “first day” hearing, together with all extensions, modifications and amendments thereto, in form and substance satisfactory to the Required Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements (as set forth in the Pre-Petition Term Loan Agreement) or such other arrangements as shall be acceptable to the Required Lenders in all material respects (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

“Cash Receipts Cumulative Testing Period” means each cumulative period, with respect to Actual Cash Receipts and Budgeted Cash Receipts, commencing on the Permitted Variance Commencement Date and ending on the last day of the most recently ended Prior Week ending after the First Testing Period; provided that in the event that a Permitted Variance Reset occurs, the Cash Receipts Cumulative Testing Period shall mean each cumulative period commencing on the Reset Permitted Variance Commencement Date and ending on the last day of the most recently ended Prior Week ending after the Reset First Testing Period.

“Change in Control” means

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests of the Borrower representing more than 35.0% of the voting power of the total outstanding Equity Interests of the Borrower (and taking into account all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise));

(b)            during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (i) who were members of that Board of Directors at the commencement of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clause (i) constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in preceding clauses (i) and (ii) constituting at the time of such election or nomination at least a majority of that Board of Directors; or

(c)            any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract (other than the Asset Purchase Agreement or in the event that a Qualified Bidder (as defined in the RSA) other than the Stalking Horse Bidder (as defined in the RSA) is the Successful Bidder (as defined in the RSA), the purchase agreement for the Successful Bidder) that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the Board of Directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire (whether pursuant to an option right or otherwise)) representing 35.0% or more of the combined voting power of such securities.

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Notwithstanding the foregoing, the commencement of the Chapter 11 Cases shall not constitute a “Change of Control” hereunder.

“Change in Law” means the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Chapter 11 Cases” shall have the meaning assigned to such term in the Recitals.

“Chapter 11 Plan” means a chapter 11 plan of liquidation or reorganization in the Chapter 11 Cases in form and substance satisfactory to the Administrative Agent and the Required Lenders in all respects and consented to by the Administrative Agent and the Required Lenders, confirmed by an order (in form and substance satisfactory to the Administrative Agent and the Required Lenders) of the Bankruptcy Court under the Chapter 11 Cases (which consent or satisfaction in each case of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors), containing, among other things, (i) a release in favor of the Administrative Agent and the Lenders and their respective affiliates, and (ii) provisions with respect to the settlement or discharge of all claims and other debts and liabilities, as such plan of liquidation or reorganization may be modified, altered, amended or otherwise changed or supplemented with the prior written consent of the Administrative Agent and the Required Lenders (which consent of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors).

“Chapter 11 Plan Disclosure Statement” means a disclosure statement describing the Chapter 11 Plan.

“Charges” has the meaning assigned to such term in Section 9.17.

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“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (i) any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become or be intended to be, subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations and (ii) the “DIP Collateral” referred to in the DIP Order, it being understood that “Collateral” shall include all such “DIP Collateral”; provided that Collateral shall in no event include Excluded Assets.

“Collateral Documents” means, collectively, the DIP Order, the Security Agreement, any Mortgages and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by the Borrower or any of the Subsidiaries and delivered to the Administrative Agent.

“Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption executed by such Lender, as applicable, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans, which aggregate commitment shall be thirty million dollars ($30,000,000) on the Closing Date. After advancing the Loans, each reference to a Lender’s Commitment shall refer to such Lender’s Applicable Percentage of the Loans.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Committee” means an official committee of unsecured creditors appointed in any of the Chapter 11 Cases by the U.S. Trustee.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Credit Exposure” means, as to any Lender at any time, (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time, and (b) thereafter, an amount equal to the outstanding principal amount of such Lender’s Loans at such time.

“Credit Party” means any Agent or any Lender.

“Debtor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent (acting at the direction of the Required Lenders, which direction may be communicated via an email from either of the Specified Lender Advisors), (d) has become the subject of a Bankruptcy Event or (e) has become the subject of any Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20) upon delivery of written notice of such determination to the Borrower and each Lender.

“DIP Collateral” shall have the meaning assigned to such term in the DIP Order.

“DIP Facility” shall have the meaning assigned to such term in the recitals.

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“DIP Order” means the Interim Order, unless the Final Order shall have been entered, in which case it means the Final Order.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 3.06.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)            is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)            is or may be redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

11

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” has the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

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“Escrow Agent” means the Escrow Agent under the Escrow Agreement, which shall initially be Wilmington Savings Fund Society, FSB, in its capacity as Escrow Agent.

“Escrow Agreement” means an Escrow Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time) among the Borrower, the Escrow Agent and the Administrative Agent for and on behalf of the Lenders relating to the Loan Proceeds Account.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Floor” has the meaning assigned to such term in the definition of “Eurodollar Rate”.

“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (i) 1.00% per annum (the “Eurodollar Floor”) and (ii) the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Assets” means, after giving effect to the DIP Order, (a) governmental licenses or state or local franchises, charters and authorizations to the extent a security interest thereon is prohibited or restricted by applicable law, (b) pledges and security interests prohibited or restricted by applicable law (with no requirement to obtain the consent of any Governmental Authority or third party, including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), (c) non-residential leases of real property, unless the applicable lease expressly permits the granting of liens on such lease, (d) any assets to the extent a security interest in such assets could result in material adverse tax consequences or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower with the consent of the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)), and (e) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto.

“Excluded Subsidiary” means (a) any Subsidiary to the extent a Guarantee hereunder by such Subsidiary is prohibited or restricted by applicable law (including any requirement to obtain Governmental Authority or regulatory authority, approval, license or authorization) on the Closing Date, and (b) any Foreign Subsidiary.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure or inability to comply with Section 2.17(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FDA” means the United States Food and Drug Administration.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, (i) that certain Premium Letter dated as of the Closing Date among the Borrower and Credit Suisse Loan Funding LLC, (ii) that certain Administrative Agent Fee Letter dated as of the Closing Date between the Borrower and Administrative Agent, and (iii) that certain Escrow Agent Fee Letter dated as of the Closing Date between the Borrower and the Escrow Agent.

“Fifth Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the sixth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, July 3, 2020), and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the eighth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, July 17, 2020).

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“Final Hearing Date” means the date on which the Final Order is entered by the Bankruptcy Court.

“Final Order” means an order entered by the Bankruptcy Court approving the DIP Facility on a final basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the Administrative Agent and the Required Lenders) (which satisfaction of the Required Lenders in each case may be communicated via an email from either of the Specified Lender Advisors), which order has not been reversed or stayed or is otherwise subject to a timely filed motion for a stay, rehearing, reconsideration, appeal or any other review without the consent of the Administrative Agent and the Required Lenders (which consent of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors).

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the second full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 5, 2020), and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Permitted Variance Commencement Date (which for the avoidance of doubt is Monday May 25, 2020) and ending on the last day of the fourth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 19, 2020).

“Flow of Funds Statement” means a flow of funds statement relating to payments to be made and credited by all of the parties on the Closing Date (including wire instructions therefor) as prepared by the Borrower and its financial advisor in consultation with (and approved by) the Administrative Agent and the Specified Lender Advisors.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fourth Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the fifth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 26, 2020), and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the seventh full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, July 10, 2020).

15

“Full Payment” means, with respect to any Obligations, the full and complete cash payment thereof, including any interest, fees and other charges accruing during the Chapter 11 Cases. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Funding Date” means the First Funding Date and the Second Funding Date, as applicable.

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

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“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out, (l) any other Off-Balance Sheet Liability, (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction, and (n) all Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in subsection (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each month, the date of any prepayment due to acceleration pursuant to Article VII, and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period), the date of any prepayment due to acceleration pursuant to Article VII, and the Maturity Date.

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“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each relevant affected Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Order” means an order entered by the Bankruptcy Court approving the DIP Facility on an interim basis under the Bankruptcy Code, which order shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders in their sole and absolute discretion (as such order may be amended, modified or extended in a manner satisfactory to the Administrative Agent and the Required Lenders) (which satisfaction of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors), which order is not subject to a stay, injunction or other limitation not approved by the Administrative Agent and the Required Lenders (which satisfaction of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors).

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.

“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E and/or such other joinder form acceptable to the Administrative Agent and the Required Lenders in their sole discretion (which acceptance of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors).

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“Lender Advisors” means (x) the Specified Lender Advisors, and (y) any other financial advisor, auditor, attorney, accountant, appraiser, auditor, business valuation expert, environmental engineer or consultant, turnaround consultant, and other consultants, professionals and experts retained by the Ad Hoc Group of Lenders and/or the Required Lenders.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate. Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, the Fee Letters, the Specified Advisors Fee Letters, the Approved Budget, the Escrow Agreement and all other agreements, instruments, documents and certificates identified in Sections 4.01 and 4.02 executed and delivered to, or in favor of, the Agents or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to an Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loan Guarantor” means the Borrower’s Domestic Subsidiaries other than Excluded Subsidiaries.

“Loan Guaranty” means Article X of this Agreement.

“Loan Parties” means, collectively, the Borrower, the Loan Guarantors and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their successors and assigns.

“Loan Proceeds Account” means an escrow account with the Escrow Agent into which the proceeds of the Loans shall be deposited and retained subject to withdrawal thereof by the Borrower pursuant to a Withdrawal Notice for use in accordance with the terms hereof and of the Approved Budget or return thereof to the Lenders upon the occurrence of the Maturity Date for any reason whatsoever.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole (excluding (i) any matters publicly disclosed in writing or disclosed to the Administrative Agent and the Lenders in writing prior to the filing of the Chapter 11 Cases, (ii) any matters disclosed in the schedules hereto, (iii) any matters disclosed in any first day pleadings or declarations and (iv) the filing of the Chapter 11 Cases, the events and conditions related and/or leading up thereto and the effects thereof and any action required to be taken under the Loan Documents or under the DIP Order), (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Agents or the Lenders under any of the Loan Documents.

“Maturity Date” means the earliest of (a) the date that is six months after the Petition Date, (b) the date on which the Obligations become due and payable pursuant to this Agreement, whether by acceleration or otherwise, (c) the effective date of a Chapter 11 Plan for the Debtors, (d) the date of consummation of a sale of all or substantially all of the Debtors’ assets under Section 363 of the Bankruptcy Code, including the Sale Transaction, (e) the first business day on which the Interim Order expires by its terms or is terminated, unless the Final Order has been entered and become effective prior thereto, (f) conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or any Loan Party shall file a motion or other pleading seeking the conversion of the Chapter 11 Cases to Chapter 7 of the Bankruptcy Code unless otherwise consented to in writing by the Required Lenders (which consent may be communicated via an email from either of the Specified Lender Advisors), (g) dismissal of any of the Chapter 11 Cases, unless otherwise consented to in writing by the Required Lenders (which consent may be communicated via an email from either of the Specified Lender Advisors), and (h) the Final Order is vacated, terminated, rescinded, revoked, declared null and void or otherwise ceases to be in full force and effect (unless consented to by the Required Lenders) (which consent may be communicated via an email from either of the Specified Lender Advisors).

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“Maximum Liability” has the meaning assigned to such term in Section 10.10.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Maximum Withdrawal Amount” means (i) from the Closing Date until the Final Hearing Date, $10,000,000, and (ii) thereafter, all remaining amounts held in the Escrow Account.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Required Lenders from time to time (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than under or pursuant to the Pre-Petition Loan Documents or any other Indebtedness outstanding as of the Petition Date (unless senior to the Indebtedness under the Pre-Petition Loan Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

21

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Agents or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Operating Disbursements Cumulative Testing Period” means each cumulative period, with respect to Actual Operating Disbursement Amounts and Budgeted Operating Disbursement Amounts, commencing on the Permitted Variance Commencement Date and ending on the last day of the most recently ended Prior Week ending after the Fifth Testing Period; provided that in the event that a Permitted Variance Reset occurs, the Operating Disbursements Cumulative Testing Period shall mean each cumulative period commencing on the Reset Permitted Variance Commencement Date and ending on the last day of the most recently ended Prior Week ending after the Reset Fifth Testing Period.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

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“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Paying Guarantor” has the meaning assigned to such term in Section 10.11.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)            Liens imposed by law for Taxes that are (1) not yet due, (2) are being contested in compliance with Section 5.04, or (3) the nonpayment of which is permitted or required under the Bankruptcy Code;

(b)            carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with clauses (a)-(c) of Section 5.04;

(c)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)            deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)            judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(g)            non-exclusive licenses of intellectual property granted in the ordinary course of business.

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, except with respect to clause (e) above.

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“Permitted Exit ABL Credit Agreement” means a customary asset-backed revolving credit agreement, the terms and conditions of which are satisfactory to the Required Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors).

“Permitted Investments” means:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)            marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after the date of acquisition thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(c)            investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(d)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(f)            money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Variance” means,

(a)            in respect of Actual Operating Disbursement Amounts, commencing with the applicable Permitted Variance Commencement Date (which, for the avoidance of doubt, is Monday, May 25, 2020, for each Variance Testing Period:

(i)            20.0% for the First Testing Period (and if applicable, the Reset First Testing Period),

(ii)           17.5% for the Second Testing Period (and if applicable, the Reset Second Testing Period),

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(iii)          15.0% for the Third Testing Period (and if applicable, the Reset Third Testing Period),

(iv)          12.5% for the Fourth Testing Period (and if applicable, the Reset Fourth Testing Period),

(v)           10.0% for the Fifth Testing Period (and if applicable, the Reset Fifth Testing Period), and

(vi)          7.5% for each Operating Disbursements Cumulative Testing Period ending thereafter, and

(b)            in respect of Actual Cash Receipts, commencing with the applicable Permitted Variance Commencement Date (which, for the avoidance of doubt, is Monday, May 25, 2020), for all Variance Testing Periods:

(i)            25.0% for the First Testing Period (and if applicable, the Reset First Testing Period), and

(ii)           22.5% for each Cash Receipts Cumulative Testing Period ending thereafter, and

(c)            in respect of minimum Actual Liquidity for purposes of determining compliance with Section 6.12, the greater of 25.0% and $7,500,000.

“Permitted Variance Commencement Date” means with respect to Actual Operating Disbursement Amounts and Actual Cash Receipts, the first full calendar week following the Petition Date (which, for the avoidance of doubt, is Monday, May 25, 2020) or the date of approval of the new Approved Budget, as applicable.

“Permitted Variance Reset” means any approval by the Required Lenders in their sole and absolute discretion (which approval may be communicated via an email from either of the Specified Lender Advisors) of a new budget prepared by the Borrower which budget replaces the then-existing Approved Budget in its entirety (instead of merely updating, modifying or supplementing the then-existing budget in accordance with the terms of Section 5.13).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means May 17, 2020.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

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“Prepayment Event” means:

(a)            any sale, transfer or other disposition (including as a result of casualty or condemnation or pursuant to a Sale and Leaseback Transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d), or (h) of Section 6.05; or

(b)            the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted hereunder.

“Pre-Petition” means the time period ending immediately prior to the filing of the Chapter 11 Cases.

“Pre-Petition Agent” means Wilmington Savings Fund Society, FSB (as successor to JPMorgan Chase Bank, N.A.), in its capacity as the administrative agent and collateral agent under the Pre-Petition Term Loan Agreement.

“Pre-Petition Collateral” means the “Collateral” as defined in the Pre-Petition Term Loan Agreement.

“Pre-Petition Lenders” means the lenders party to the Pre-Petition Term Loan Agreement.

“Pre-Petition Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Term Loan Agreement.

“Pre-Petition Obligations” means the “Obligations” as defined in the Pre-Petition Term Loan Agreement.

“Pre-Petition Term Loan Agreement” means the Loan Agreement, dated as of April 17, 2014, among the Borrower, the Loan Parties party thereto, Wilmington Savings Fund Society, FSB (as successor to JPMorgan Chase Bank, N.A.), as the administrative agent and collateral agent thereunder, and the lenders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time through the Petition Date).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Week” means for any week, the immediately preceding calendar week (Saturday through Friday) ending on the Friday of such week.

“Projections” has the meaning assigned to such term in Section 5.01(e).

“Public-Sider” means any representative of a Lender that does not want to receive material non-public information within the meaning of federal and state securities laws.

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“Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.

“Rating Agency” means (i) Moody’s, (ii) S&P and (iii) any “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Recipient” means (a) the Agents or (b) any Lender, or either of the foregoing or any combination thereof (as the context requires).

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Remedies Notice Period” shall have the meaning assigned to such term in the DIP Order.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposures and unused Commitments representing more than 50.0% of the Aggregate Credit Exposures and unused Commitments at such time.

“Required Milestones” means the “Milestones” set forth in Section 5.16, and any “Milestones”, “Required Milestones” or such similar term or requirements, under and as defined in the RSA or the DIP Order, as applicable.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Permitted Variance Commencement Date” means (i) with respect to Actual Operating Disbursement Amounts, the second full calendar week following the Permitted Variance Reset, and (ii) with respect to Actual Cash Receipts, the fourth full calendar week following the Permitted Variance Reset.

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“Reset Fifth Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the sixth full fiscal week after the Permitted Variance Reset, and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the eighth full fiscal week after the Permitted Variance Reset.

“Reset First Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the second full fiscal week after the Permitted Variance Reset, and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the fourth full fiscal week after the Permitted Variance Reset.

“Reset Fourth Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the Permitted Variance Reset and ending on the last day of the fifth full fiscal week after the Permitted Variance Reset, and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the seventh full fiscal week after the Permitted Variance Reset.

“Reset Second Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the third full fiscal week after the Permitted Variance Reset, and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the fifth full fiscal week after the Permitted Variance Reset.

“Reset Third Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the fourth full fiscal week after the Permitted Variance Reset, and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Reset Permitted Variance Commencement Date and ending on the last day of the sixth full fiscal week after the Permitted Variance Reset.

“Responsible Officer” of any person means any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement, or any other duly authorized employee or signatory of such person.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or such Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or such Subsidiary.

“RSA” means the Restructuring Support Agreement, dated as of May 20, 2020.

“RSA Termination Event” means an event described under Section 13 of the RSA which with the passage of time or the taking of action thereunder would result in the termination of the RSA.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale Process” means the marketing and sale process of all or substantially all of the Borrower’s consolidated assets, free and clear of liabilities (subject to customary exceptions).

“Sale Transaction” means the transaction to effectuate the sale of all or substantially all of the Borrower’s consolidated assets, free and clear of liabilities (subject to customary exceptions) pursuant to the Chapter 11 Cases which transaction shall be consistent in all material respects with the requirements of the RSA.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission of the U.S.

“Second Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the third full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 12, 2020), and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the fifth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 26, 2020).

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“Secured Obligations” means all Obligations owing to one or more Lenders or their respective Affiliates.

“Secured Parties” means (a) the Agents, (b) the Lenders, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (d) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Debtor-in-Possession Pledge and Security Agreement (including any and all supplements thereto), dated as of the Closing Date, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the Closing Date by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Specified Lender Advisors” means (x) Gibson, Dunn & Crutcher LLP, as legal counsel, and (y) Greenhill & Co., LLC, as financial advisor.

“Specified Lender Advisors Fee Letters” means (a) with respect to Gibson, Dunn & Crutcher LLP, the Fee and Expense Reimbursement Agreement dated November 15, 2019, and (b) with respect to Greenhill & Co, LLC, that certain engagement letter dated January 29, 2019.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

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“Subsidiary” means any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable.

“Successor Case” means with respect to the Chapter 11 Cases, any subsequent proceedings under Chapter 7 of the Bankruptcy Code.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, independent contractors, or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Testing Period” means (a) in respect of Actual Operating Disbursements Amounts and Budgeted Operating Disbursement Amounts, the cumulative period commencing on the applicable Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the fourth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, June 19, 2020), and (b) in respect of Actual Cash Receipts and Budgeted Cash Receipts, the cumulative period commencing on the applicable Permitted Variance Commencement Date (which for the avoidance of doubt is Monday, May 25, 2020) and ending on the last day of the sixth full fiscal week after the Petition Date (which for the avoidance of doubt is Friday, July 3, 2020).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

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“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) any obligation (including any guarantee) that is contingent in nature at such time; or (ii) an obligation to provide collateral to secure the foregoing type of obligations.

“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“US Bank Cash” means unrestricted cash of the Borrower and the Loan Guarantors deposited in commercial banks located in the United States.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Variance Testing Period” means, as applicable, each of (i) with respect to Actual Operating Disbursement Amounts and Budgeted Operating Disbursement Amounts, the First Testing Period, Second Testing Period, Third Testing Period, Fourth Testing Period and Fifth Testing Period and, thereafter, each Operating Disbursements Cumulative Testing Period and (ii) with respect to Actual Cash Receipts and Budgeted Cash Receipts, the First Testing Period and, thereafter, each Cash Receipts Cumulative Testing Period. For the avoidance of doubt, upon the approval of a new Approved Budget, the Variance Testing Periods will reset to the First Testing Period.

“Withdrawal” means a withdrawal from the Loan Proceeds Account made in accordance with Section 4.02.

“Withdrawal Date” means the date of the making of any Withdrawal.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withdrawal Notice” means a notice substantially in the form attached hereto as Exhibit B to be delivered by the Borrower to the Escrow Agent and the Administrative Agent from time to time to request a Withdrawal from the Loan Proceeds Account.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 1.02     Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04     Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the Closing Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party, the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

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Article II

The Credits

Section 2.01     Commitments.

(a)            Subject to the terms and conditions set forth herein and in the DIP Order, each Lender with a Commitment severally (and not jointly) agrees to make a Loan in dollars to the Borrower in an amount equal to such Lender’s Commitment in a single borrowing, within three (3) Business Days of the date of the entry of the Interim Order (but in accordance with the terms of the DIP Order) (such date, the “Funding Date”). Each Lender’s Commitment shall automatically be reduced by the amount of Loans funded in respect thereof on the Funding Date; provided that, notwithstanding anything herein to the contrary, all such Commitments shall terminate automatically and be reduced to zero on June 3, 2020 to the extent that the Funding Date has not occurred on or prior to such date (or such later date as agreed to by the Borrower and the Required Lenders (which agreement of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors)).

(b)            Amounts borrowed or exchanged under Section 2.01(a) and repaid or prepaid may not be reborrowed. All Loans and all other Obligations owed under the Loan Documents or with respect to the Loans shall be paid in full not later than the Maturity Date.

Section 2.02     Loans and Borrowings. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.08. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section 2.03     Procedure for Borrowings.

(a)            The Borrower shall give the Administrative Agent irrevocable notice delivered electronically in .pdf or other electronic imaging format acceptable to the Administrative Agent pursuant to a Borrowing Request signed by the Borrower, not later than 11:00 a.m., New York City time, five (5) Business Days before the Funding Date, requesting that the Lenders make the Loans on the Funding Date and specifying the amount to be borrowed (and, if the Loans shall initially be Eurodollar Loans, specifying the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”). Each Lender shall make the Loans to be made by it hereunder on the Funding Date by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon receipt of all requested funds, the Administrative Agent will promptly (i) in accordance with the Flow of Funds Statement, (I) remit to the Borrower from such amounts, all fees and expenses of the Agent Advisors and the Specified Lender Advisors (which the Borrower shall immediately remit by wire transfer such amounts to such counsel and advisors in accordance with the Flow of Funds Statement) and (II) deduct and apply all fees payable to the Administrative Agent on the Funding Date for its own account and for the account of the Escrow Agent, (ii) in accordance with the Flow of Funds Statement and the Approved Budget, and subject to Section 4.01, remit to the Borrower from such amounts an amount to be agreed upon between the Borrower and the Required Lenders as the initial withdrawal amount (which agreement of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors agreeing to such amount or the final draft of the Flow of Funds Statement), and (iii) remit the remaining amounts by promptly crediting such amount, in like funds, to the Loan Proceeds Account. The Loans shall be deemed made by the Lenders when so remitted and applied and so deposited to such account. The full amount of all Loans made on each Funding Date will begin to accrue interest on such Funding Date.

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(b)            For the avoidance of doubt, the Agents shall have no Commitments (to make Loans) in its capacity as the Agent and the Agent’s requirement to forward the Loan proceeds received from the Lenders in accordance with the provisions hereof shall be limited to the funds that it receives from the Lenders (to fund such Loans).

Section 2.04     [Reserved].

Section 2.05     [Reserved].

Section 2.06     [Reserved].

Section 2.07     [Reserved].

Section 2.08      Conversion and Continuation Options. (a) The Loans initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert each Borrowing to a different Type or to continue such Borrowing. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)            To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by (x) 11:00 a.m., New York City time, on the Business Day preceding the proposed conversion date for any request to convert Eurodollar Loans to ABR Loans; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto, or (y) 11:00 a.m., New York City time, on the third Business Day preceding the proposed conversion date for any request to convert ABR Loans to Eurodollar Loans. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by facsimile or electronic delivery in .pdf or other electronic imaging format acceptable to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

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(c)            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)            the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)           whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)           if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing of one-month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)            Notwithstanding anything to the contrary in this Agreement, all Borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Eurodollar Borrowings shall be outstanding at any one time.

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Section 2.09     [Reserved].

Section 2.10     Repayment of Loans; Evidence of Debt. (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date for the Loans, the aggregate principal amount of all Loans outstanding on such date.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)            The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)            Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11     Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to (1) prior notice in accordance with paragraph (f) of this Section and (2) if applicable, payment of any break funding expenses under Section 2.16.

(b)            [Reserved].

(c)            (i) Subject in all respects to the DIP Order, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received by it or such Subsidiary, unless approved by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors), prepay the Obligations as set forth in Section 2.18(b) or (c), as applicable, in an aggregate amount equal to 100% of such Net Proceeds (in excess of an aggregate amount of $100,000 for all such Prepayment Events under clause (a) and clause (b)) in the case of any prepayment described in clause (a) and clause (b), as applicable, of the definition thereof. No prepayment pursuant to this clause (c) shall be required in respect of the sale or disposition of any Foreign Subsidiary’s assets to the extent such prepayment would result in material adverse tax consequences (as reasonably determined by the Borrower in consultation with the Administrative Agent) or would be prohibited or restricted by applicable law.

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(ii)            On each occasion that the Borrower must make a prepayment of the Loans pursuant to this Section 2.11, the Borrower shall, within one (1) Business Day after the date of realization or receipt of such Net Proceeds, notify the Administrative Agent in writing of any such mandatory prepayment, specifying the date of prepayment and providing a reasonably detailed calculation of the amount of such prepayment.

(d)            [Reserved].

(e)            [Reserved].

(f)            The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile or electronic communication as provided in Section 9.01) of any prepayment hereunder not later than 11:00 a.m., New York City time, (A) in the case of prepayment of a Eurodollar Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

Section 2.12     Fees. (a) The Borrower agrees to pay the fees and other amounts due under the terms of the Fee Letters, in accordance with the applicable terms thereof.

(b)            All fees payable under the Fee Letters shall be paid to the Persons due such amounts thereunder on the dates due thereunder, in immediately available funds. Fees paid shall not be refundable under any circumstances.

Section 2.13     Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)            The Loans comprising each Eurodollar Borrowing shall bear interest at the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

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(c)            Notwithstanding the foregoing, unless otherwise elected by the Required Lenders (which election not to impose the default interest rate set forth in this Section 2.13(c) may be communicated via an email from either of the Specified Lender Advisors), upon the occurrence and during the continuation of an Event of Default, Loans and all other Obligations due hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable thereto.

(d)            Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Eurodollar Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14     Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Eurodollar Rate, Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)            the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate, Adjusted LIBO Rate or the LIBO Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by electronic communication as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

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Section 2.15     Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii)            impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)            A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)            Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

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Section 2.16     Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event (other than lost profits). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17     Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

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(c)            Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent and the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)).

(d)            Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or

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(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(iii)            On or before the date the Administrative Agent (or any successor thereto) becomes a party to this Agreement, such Administrative Agent shall provide to the Borrowers two duly-signed properly completed copies of  the documentation prescribed in clause (A) or (B) below, as applicable (together with any required attachments): (A) IRS Form W-9 or any successor thereto, or (B)(x) IRS Form W-8ECI, or any successor thereto with respect to payments, if any, received by the Administrative Agent for its own account, and (y) with respect to payments received on account of any Lender, executed copies of IRS Form W-8IMY (or any successor form) certifying that the Administrative Agent is either (a) a “qualified intermediary” or (b) a “U.S. branch” and that payment it receives for others are not effectively connected with the conduct of a trade or business in the United States, in each case certifying that the Administrative Agent is assuming primary withholding responsibility under Chapters 3 and 4 of the Code and primary Form 1099 reporting and backup withholding responsibility for payments it receives for the accounts of others, with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States. At any time thereafter, the Administrative Agent shall update documentation previously provided (including, if applicable, any successor forms thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrowers, or shall promptly notify the Borrowers in writing of its legal inability to do so.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)            Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)            Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18           Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 500 Delaware Avenue, Wilmington, Delaware 19801, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)            Pre-Default Allocation of Payments. At all times when Section 2.18(c) does not apply and except as otherwise expressly provided herein, monies to be applied to the Obligations and the Prior Lender Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows (subject, in all respects, to the Carve-Out):

(i)            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of Agent Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17) payable to the Agents in their capacity as such, until paid in full;

(ii)           Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and fees and expenses of Lender Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17), ratably among them in proportion to the amounts described in this clause Second payable to them, until paid in full;

(iii)          Third, to pay interest and principal due in respect of all Loans, until paid in full;

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(iv)          Fourth, subject to the proviso in clause (iii) above, to the payment of all other Obligations of the Loan Parties that are due and payable to the Agents and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

(v)           Fifth, subject to the proviso in clause (iii) above, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until paid in full;

(vi)          Sixth, to the payment of the Prior Lender Obligations in accordance with the Pre-Petition First Lien Credit Agreement; and

(vii)         Last, the balance, if any, to the Borrower or as otherwise required by Law.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.

(c)            Post-Default Allocation of Payments. Notwithstanding anything herein to the contrary, after the occurrence and during the continuation of an Event of Default, the Required Lenders may elect, in lieu of the allocation of payments set forth in Section 2.18(a), that monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall, to the extent elected by the Required Lenders (in writing to the Administrative Agent), be allocated as follows (subject, in all respects, to the Carve-Out):

(i)            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs and fees and expenses of Agent Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17) payable to the Agents in their capacity as such, until paid in full;

(ii)           Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and fees and expenses of Lender Advisors payable under Section 9.03 and amounts payable under Section 2.15, 2.16 or 2.17), ratably among them in proportion to the amounts described in this clause Second payable to them, until paid in full;

(iii)          Third, to pay interest and principal due in respect of all Loans, until paid in full;

(iv)          Fourth, subject to the proviso in clause (iii) above, to the payment of all other Obligations of the Loan Parties that are due and payable to the Agents and the other Secured Parties (other than any Defaulting Lenders) on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agents and the other Secured Parties (other than any Defaulting Lenders) on such date, until paid in full;

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(v)           Fifth, subject to the proviso in clause (iii) above, ratably to pay any Obligations that are that are due and payable to Defaulting Lenders, until paid in full;

(vi)          Sixth, subject to the proviso in clause (iii) above, to pay any other Obligations until paid in full;

(vii)         Seventh, to the payment of the Prior Lender Obligations in accordance with the Pre-Petition First Lien Credit Agreement; and

(viii)        Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section 2.18(c) are solely to determine the rights and priorities of the Agents and Lenders as among themselves, may be changed by agreement among the Agents and all of the Lenders without the consent of any Loan Party and are subject to Section 2.20 (regarding Defaulting Lenders). Appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.18(c). This Section 2.18(c) is not for the benefit of or enforceable by any Loan Party.

(d)            The Borrower hereby irrevocably authorizes the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(e)            If, except as otherwise expressly provided herein (subject in all respects to the Carve-Out), any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(f)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(g)            If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

Section 2.19           Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)            If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 2.20           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a); and

(b)            the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

Section 2.21           Returned Payments

. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

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Section 2.22           Super Priority Nature of Obligations and Administrative Agent’s Liens; Payment of Obligations.

(a)            The priority of the Administrative Agent’s Liens on the Collateral, claims and other interests shall be as set forth in the DIP Order (and, for the avoidance of doubt, are subject to the Carve-Out).

(b)            Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Administrative Agent and the Lenders shall be entitled to immediate payment of such Obligations without application to or order of the Bankruptcy Court.

Article III

Representations and Warranties

In order to induce the Administrative Agent and Lenders to enter into this Agreement and to furnish the Loans hereunder, each Loan Party represents and warrants to the Administrative Agent and each Lender on the Closing Date, each Funding Date, and each Withdrawal Date, that the following statements are true and correct:

Section 3.01           Organization; Powers. Each Loan Party and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02           Authorization; Enforceability. Subject to the entry of the Interim Order or Final Order, as applicable, the Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. This Agreement has been duly executed and delivered by each Loan Party, and each other Loan Document to which each Loan Party is a party, when delivered hereunder, will have been duly executed and delivered by such Loan Party. Subject to the entry of the Interim Order or Final Order, as applicable, this Agreement constitutes, and each other Loan Document when delivered hereunder shall constitute, a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03           Governmental Approvals; No Conflicts. Subject to the entry of the Interim Order or the Final Order, as applicable, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) will not violate or result in a default under (i) any certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents of any Loan Party or (ii) any indenture, material agreement or other material instrument binding upon any Loan Party or any of its Subsidiaries or the assets of any Loan Party or any of its Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created pursuant to the Loan Documents.

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Section 3.04           Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017 reported on by BDO USA, LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP or IFRS, as applicable.

(b)            Other than as a result of the Chapter 11 Cases, since December 31, 2019, there has occurred no event, change or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)            Except as set forth in the financial statements referred to in Section 3.04(a) and the Chapter 11 Cases, there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect.

Section 3.05           Properties. (a) As of the Closing Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property that is material to the businesses of the Loan Parties, free of all Liens other than those permitted by Section 6.02.

(b)            (i) Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property necessary and material to its business as currently conducted, (ii) a correct and complete list of all registered or applied for patents, copyrights, and trademarks owned by the Loan Parties and their respective Subsidiaries, as of the Closing Date, is set forth on Schedule 3.05, (iii) the use thereof by each Loan Party and each of its Subsidiaries does not infringe upon the rights of any other Person , except where such infringement would not be material to the businesses of the Loan Parties and their Subsidiaries, and (iv) each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement, except for licenses entered into in the ordinary course of business.

Section 3.06           Litigation and Environmental Matters. (a) Except for the Chapter 11 Cases, no actions, suits or proceedings by or before any arbitrator or Governmental Authority are pending or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

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(b)            Except for the Disclosed Matters (i) no Loan Party or any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability or (D) knows of any basis for any Environmental Liability.

(c)            Since the Closing Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07           Compliance with Laws and Agreements; No Default. Subject to the entry of the Interim Order or the Final Order, as applicable, each Loan Party and each of its Subsidiaries is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08           Investment Company Status. No Loan Party or any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09           Taxes. Each Loan Party and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such of its Subsidiaries, as applicable, has set aside on its books adequate reserves, (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect, or (c) the nonpayment of which is permitted or required under the Bankruptcy Code.

Section 3.10           ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. All foreign pension schemes sponsored or maintained by the Borrower and each of its Subsidiaries is maintained in accordance with the requirements of applicable foreign law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

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Section 3.11           Disclosure. The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

Section 3.12           No EEA Financial Institution. No Loan Party is an EEA Financial Institution.

Section 3.13           Insurance. Schedule 3.13 lists each material insurance policy maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Closing Date. As of the Closing Date, all premiums in respect of such insurance have been paid. The Borrower maintains, and has caused each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.14           Capitalization and Subsidiaries. Schedule 3.14 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each Subsidiary, (b) a true and complete listing of each class of each of the Borrower’s authorized Equity Interests, all of which issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.14, and (c) the type of entity of the Borrower and each Subsidiary. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 3.14 (or, as supplemented with the consent of the Required Lenders on or prior to the Final Hearing Date, as confirmed by any Specified Lender Advisors (which approval may be communicated via an email from either of the Specified Lender Advisors)), there are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.15           Security Interest in Collateral. Upon execution and delivery thereof by the parties thereto and upon the entry by the Bankruptcy Court of the Interim Order or Final Order, as applicable, the Collateral Documents are effective to create (to the extent described therein) in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable security interest in or liens on the Collateral described therein and the proceeds thereof, except as to enforcement, as the same may be limited by Bail-In Action, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Upon the entry by the Bankruptcy Court of the Interim Order or Final Order, as applicable, and in accordance therewith, the security interests and liens granted pursuant to the Interim Order, the Final Order and the Collateral Documents shall automatically, and without further action, constitute a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents) all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein with respect to such pledgor or mortgagor (as applicable, and subject to the Carve-Out). Notwithstanding any other provision of this Agreement, capitalized terms that are used in this Section 3.15 and not defined in this Agreement are so used as defined in the applicable Collateral Document.

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Section 3.16           Employment Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened. To the knowledge of any Loan Party, the hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party or any of its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or Subsidiary, except in each case where nonpayment or a lack of accrual could not reasonably be expected to have a Material Adverse Effect.

Section 3.17           Federal Reserve Regulations. No part of the proceeds of any Loan has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.18           Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.19           Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.

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Section 3.20           Reorganization Matters.

(a)            The Chapter 11 Cases were commenced on the Petition Date in accordance with applicable law and proper notice thereof was given for (x) the motion seeking approval of the Interim Order and (y) the hearing for the entry of the Interim Order and (z) the hearing for the entry of the Final Order. The Debtors shall give, on a timely basis as specified in the Orders, all notices required to be given to all parties specified in the Orders.

(b)            After entry of the Interim Order, and pursuant to and to the extent permitted in the Interim Order and the Final Order, the Obligations will constitute allowed administrative expense claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against each Loan Party now existing or hereafter arising of any kind whatsoever, including, without limitation, all administrative expense claims of the kind specified in Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under Section 364(c)(1) of the Bankruptcy Code, subject only to the Carve-Out and the priorities set forth in the Interim Order or the Final Order, as applicable.

(c)            After entry of the Interim Order (and the Final Order when applicable) and pursuant to and to the extent provided in the Interim Order and the Final Order, as applicable, the Obligations will be secured by a valid and perfected first priority Lien on all of the Collateral, (i) encumbered by no Liens other than Liens permitted by Section 6.02 and (ii) prior and superior to any other Person or Lien, in each case, other than the Carve-Out and subject to the priorities set forth in the Interim Order or the Final Order, as applicable.

(d)            The Interim Order (with respect to the period prior to the entry of the Final Order) or the Final Order (with respect to the period on and after the entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), modified or amended without Administrative Agent and Required Lender consent (which consent of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors).

(e)            Notwithstanding the provisions of Section 362 of the Bankruptcy Code and subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the Maturity Date (whether by acceleration or otherwise), the Administrative Agent and Lenders shall be entitled to immediate payment of such Obligations in cash and to enforce the remedies provided for hereunder or under applicable law, without further notice, motion or application to, hearing before, or order by the Bankruptcy Court.

Article IV

Conditions OF EFFECTIVENESS, LENDING AND WITHDRAWALS

Section 4.01           Closing Date Effectiveness. The effectiveness of this Agreement and the obligations of each Lender to make any Loan hereunder on the Closing Date is subject to the satisfaction, or waiver (by the Required Lenders in their sole discretion and, with respect to any condition affecting the rights and duties of the Administrative Agent, the Administrative Agent, any which waiver by the Required Lenders, and the satisfaction of the Required Lenders with any document described in clauses (a)-(p) below, as applicable, may be communicated via an email from either of the Specified Lender Advisors), of the following conditions:

(a)            Loan Documents. All legal matters incident to this Agreement, the Loans hereunder and the other Loan Documents shall be satisfactory to the Required Lenders and delivered to the Administrative Agent and the Specified Lender Advisors and there shall have been delivered to the Administrative Agent and the Specified Lender Advisors a properly executed counterpart of this Agreement and each of the other Loan Documents by the applicable parties thereto.

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(b)            Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Signing Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction, in each case satisfactory to the Required Lenders.

(c)            Officers’ Certificate. The Administrative Agent shall have received a customary certificate (satisfactory to the Required Lenders), dated the Closing Date and signed by two Officers of the Borrower, one of whom shall be a Financial Officer, confirming compliance with the conditions precedent set forth in Section 4.01(k) and (l), it being understood that any certification required hereby set forth in the Borrowing Request delivered on the Closing Date shall be satisfactory to the Required Lenders.

(d)            Orders. (i) The Bankruptcy Court shall have entered the Interim Order, no later than three (3) Business Days after the Petition Date, and such order shall be in form and substance satisfactory to the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent) in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders (and with respect to any provisions that affect the rights or duties of the Administrative Agent, the Administrative Agent); (ii) the Administrative Agent and the Lenders shall have received drafts of the “first day” pleadings for the Chapter 11 Cases, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, not later than a reasonable time in advance of the Petition Date for the Administrative Agent’s and Lenders’ counsel to review and analyze the same; (iii) all motions, orders (including the “first day” orders) and other documents to be filed with or submitted to the Bankruptcy Court on the Petition Date shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and (iv) all “first day” orders shall have been approved and entered by the Bankruptcy Court except as otherwise agreed by the Required Lenders.

(e)            Budget. The Administrative Agent and the Specified Lender Advisors shall have received the Approved Budget.

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(f)            Compliance with RSA. The RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA.

(g)            [Reserved].

(h)            [Reserved].

(i)            Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03(a).

(j)            Ratings. The Borrower shall use commercially reasonable efforts to obtain the ratings of the Loans by at least two Rating Agencies, which shall be Moody’s and S&P, or, with the consent of the Required Lenders in the event that Moody’s and/or S&P are not willing to so rate the Loans, such other Rating Agency or Rating Agencies, as applicable, in their stead as are acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

(k)            No Default. On the Closing Date and immediately after giving effect to any Loans made on the Closing Date and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(l)            Representation and Warranties. As of the Closing Date, each of the representations and warranties relating to any Company set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Closing Date.

(m)            Fees. All Fees (including any fees to be paid for the account of any Lender on the Closing Date that Borrower has previously agreed to in writing) and other amounts due and payable on or before the Closing Date, including, to the extent invoiced not less than one Business Day prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses (including the premiums and fees and the legal fees and expenses of the Specified Lender Advisors, as counsel to the Ad Hoc Group of Lenders, and the Agent Advisors, as counsel to the Agents), and the fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors, shall be paid (or will be paid from the proceeds of the Loans), in each case to the extent required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document (in each case, which may be paid with the proceeds of the Loans).

(n)            USA PATRIOT Act, Etc. The Administrative Agent and the Lenders shall have received, to the extent requested by any of the Lenders at least ten (10) days prior to the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

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Section 4.02           Conditions Precedent to each Withdrawal. Any Withdrawal on or after the Closing Date is subject to the satisfaction or waiver of the following additional conditions precedent:

(a)            No Default. At the time of and immediately after giving effect to such Withdrawal and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(b)            Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the Withdrawal Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)            Bankruptcy Proceedings. (i) The DIP Order, shall not have been vacated, stayed, reversed, modified, or amended, in whole or in any part, without the Administrative Agent’s and the Required Lenders’ written consent and shall otherwise be in full force and effect; (ii) no motion for reconsideration of the Final Order shall have been timely filed by a Debtor or any of their Subsidiaries; and (iii) no appeal of the Final Order shall have been timely filed.

(d)            RSA. The RSA shall be in full force and effect and no default by any of the Loan Parties shall have occurred and be continuing (with all applicable grace periods having expired) under the RSA, except as otherwise waived in accordance with the terms thereof.

(e)            Fees. All reasonable and documented out-of-pocket fees and expenses required to be paid under the Loan Documents shall have been paid (or will be paid from the proceeds of such Loans).

(f)            Approved Budget. The proceeds of the Loans shall be used as set forth in the Approved Budget (subject to the Permitted Variance).

(g)            Withdrawal Notice. The Administrative Agent (for distribution to the Lenders and the Specified Lender Advisors) shall have received an executed Withdrawal Notice, executed by the Borrower requesting the proposed Withdrawal thereunder by no later than 1:00 p.m. (New York City time) on the Thursday of the week (excluding the week of the Closing Date) for a proposed funding of such Withdrawal on Friday of such week.

(h)            Maximum Withdrawal. The maximum amount of any requested Withdrawal shall not exceed the Maximum Withdrawal Amount.

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(i)            Initial Withdrawal Minimum Escrow Period. Solely with respect to the initial withdrawal following the entry of the Interim Order, which withdrawal may be in an amount up to $10,000,000, such withdrawal shall be subject to all of the proceeds of the Loan (net of any fees and expenses, to the extent applicable) having been funded into the Loan Proceeds Account and such proceeds having been on deposit in such account for no less than seven (7) days following the date of the entry of Interim Order.

Upon receipt of the Withdrawal Notice and satisfaction of the conditions set forth in Article IV, the Administrative Agent shall promptly direct the Escrow Agent to disburse funds by 1:00 p.m. (New York City time) on the Friday immediately following such Withdrawal Notice.

Notwithstanding the foregoing, if the Required Lenders determine that the Borrower has failed to satisfy the conditions precedent set forth in this Section 4.02 for a Withdrawal Notice and so advise the Administrative Agent in writing (directly or through the Specified Lender Advisors) prior to Administrative Agent funding the Withdrawal, the Administrative Agent shall decline to fund such Withdrawal and shall communicate the same to the Escrow Agent.

On any date on which the Loans shall have been accelerated, any amounts remaining in the Escrow Account, as the case may be, may be applied by the Administrative Agent to reduce the Loans then outstanding, in accordance with Section 2.18 (other than with respect to amounts to fund the Carve-Out). None of the Loan Parties shall have (and each Loan Party hereby affirmatively waives) any right to withdraw, claim or assert any property interest in any funds on deposit in the Escrow Account upon the occurrence and continuance of any Default or Event of Default (except to fund the Carve-Out).

The acceptance by the Borrower of the Loans or proceeds of a Withdrawal shall conclusively be deemed to constitute a representation by the Borrower that each of the conditions precedent set forth in Section 4.01 and Section 4.02 shall have been satisfied in accordance with its respective terms or shall have been irrevocably waived by the applicable relevant Person; provided, however, that the making of any such Loan or Withdrawal (regardless of whether the lack of satisfaction was known or unknown at the time), shall not be deemed a modification or waiver by the Agents, any Lender or other Secured Party of the provisions of this Article IV on such occasion or on any future occasion or operate as a waiver of (i) the right of the Administrative Agent and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding or issuance, (ii) any Default or Event of Default due to such failure of conditions or otherwise or (iii) any rights of any Agent or any Lender as a result of any such failure of the Loan Parties to comply.

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Article V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each Loan Party executing this Agreement covenants and agrees from and after the Closing Date, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01           Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender (or to the Specified Lender Advisors only, as expressly specified below):

(a)            [reserved];

(b)            as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower, (i) its (x) consolidated balance sheet as of the end of such fiscal quarter, (y) related statements of operations for such fiscal quarter and the then elapsed portion of such fiscal year, and (z) related statements of stockholders’ equity and cash flows for the then elapsed portion of such fiscal year, and (ii) (x) a consolidated balance sheet for the Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter, (y) related statements of operations for the Borrower and its consolidated Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, and (z) related statements of stockholders’ equity and cash flows for the Borrower and its consolidated Subsidiaries for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c)            as soon as available, but in any event not later than the thirtieth (30th) day after the end of month, an unaudited financial summary of the financial performance, and unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(d)            concurrently with, or on the same day as the day of, any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) [reserved], (iv) identifying all Material Subsidiaries, and (v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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(e)            [reserved];

(f)            [reserved];

(g)           to the Specified Lender Advisors, as soon as available, but in any event no later than thirty (30) days after the end of each month, Key Performance Indicators (“KPI”) (which reporting shall include volume and pricing for the top 30 products);

(h)           to the Specified Lender Advisors, as soon as available, but in any event no later than thirty (30) days after the end of each month, operating statistics broken down by facility (e.g., production levels, capacity utilized, etc.) and plant KPIs on a monthly basis;

(i)            to the Specified Lender Advisors, as soon as available, but in any event no later than thirty (30) days after the end of each month, pipeline reporting for each product under development, which reports shall include information with respect to (i) manufacturing facility, (ii) product category, (iii) estimate of filing and launch dates, (iv) estimated market size, (v) estimated competitors at launch, (vi) projected research and development expenses, (vii) commentary on stage of development, with the Borrower to use reasonable efforts to provide key open workstreams and estimated milestones for FDA filing, and (viii) primary development facility, if applicable; provided that projected revenue for products under development shall be provided with the Business Plan; provided further that any molecules names appearing therein may be redacted;

(j)            to the Specified Lender Advisors, by the tenth (10th) Business Day of each month, monthly reports regarding pending Abbreviated New Drug Applications (“ANDAs”), which reports shall include ANDAs submitted to the FDA and the status of FDA approvals with respect thereto, estimated market size and known competitor information for each such ANDA, and a good faith estimate of the timing of the approval of each such ANDA and related competitive approvals; provided that any molecules names appearing therein may be redacted; provided further that such reports shall also include information with respect to (i) manufacturing facility, (ii) product category, (iii) estimate of filing and launch dates, and (iv) commentary on outstanding requirements for FDA approval status; provided that projected revenue for filed ANDAs shall be provided with the Business Plan;

(k)            to the Specified Lender Advisors, promptly, but in no event later than forty-eight (48) hours after receipt, copies of any material (i) correspondence received from the FDA, and (ii) cover letters to reports delivered to the FDA, in each case solely with regard to any FDA Form 483 or warning letter;

(l)            to the Specified Lender Advisors, promptly, but in no event later than forty-eight (48) hours after receipt by the Borrower or the other Loan Parties, copies of any warning letter(s), Official Action Indicated statuses, or similar regulatory actions by Swissmedic or the Central Drugs Standard Control Organization regarding those certain manufacturing facilities operated by the Borrower and its Subsidiaries in Amityville, New York, Hettlingen, Switzerland, and Paonta Sahib, Himachal Pradesh, India, and those certain research and development centers operated by the Borrower and its Subsidiaries in Vernon Hills, Illinois and Cranbury, New Jersey;

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(m)          to the Specified Lender Advisors, promptly, but in no event later than forty-eight (48) hours after preparation or receipt, formal minutes for any FDA meeting or call to the extent made available to, or prepared by, the Borrower or the other Loan Parties; provided that the Borrower will be entitled to redact confidential or privileged information contained therein;

(n)           to the Specified Lender Advisors, on or before the third (3rd) Business Day of each month, monthly Quality System Corrective Action Plan update reports;

(o)           to the Specified Lender Advisors, promptly, but in no event later than forty-eight (48) hours after receipt (subject to any confidentiality obligations therein), copies of all (A) formal process or offering materials provided generally to participants in the Sale Process (which, for the avoidance of doubt, shall not be required to include individual Q&A responses to diligence requests, unless required by the following proviso), (B) written proposals, term sheets, commitment letters, and any other similar materials received in connection with the Sale Process, as applicable, and (C) all bidding materials on a redacted basis, including, but not limited to marketing materials; provided that (1) the Borrower shall share with the Specified Lender Advisors all binding bids received in connection with the Sale Process on an un-redacted basis when, and if, received, and (2) the Borrower shall otherwise communicate any material developments with respect to the Sale Process to the Specified Lender Advisors, in good faith; and

(p)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent, the Specified Lender Advisors or any Lender may reasonably request.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted or the Borrower provides a link thereto on http://www.akorn.com; or (iii) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by telecopy or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Required Lenders may waive any delivery requirements set forth in this Section 5.01 (which waiver may be communicated via e-mail by any Specified Lender Advisor).

Section 5.02          Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following (and in any event within three (3) Business Days following the occurrence thereof):

(a)           the occurrence of any Default;

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(b)           receipt of any notice of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that could reasonably be expected to result in a Material Adverse Effect;

(c)           to the extent reasonably practicable, (i) at least three (3) calendar days (or such shorter review period as is necessary or appropriate under the circumstances) prior to the date when the Borrower intends to file the RSA, any documents implementing and achieving the Transactions (as defined in the RSA) and the transactions contemplated by the Loan Documents, as applicable, including any substantive “first day” or “second day” motions, the Asset Purchase Agreement, or, any other the purchase agreement in connection with the Sale Transaction, the Chapter 11 Plan and any supplement thereto, the Disclosure Statement, any proposed order of the Bankruptcy Court approving the Chapter 11 Plan, any proposed order of the Bankruptcy Court approving the Disclosure Statement and the related solicitation materials, any proposed Interim Order and Final Order , in each case, with the Bankruptcy Court and (ii) at least one (1) calendar day (or such shorter review period as necessary or appropriate) prior to the date when the Borrower intends to file any other material pleading with the Bankruptcy Court (but excluding retention applications, fee applications, and any declarations in support thereof or related thereto) with the Bankruptcy Court;

(d)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(e)           any other development that results, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) and (d) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, is (i) filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, (ii) posted or the Borrower provides a link thereto on http://www.akorn.com; or (iii) posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Administrative Agent and the Lenders have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by telecopy or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Section 5.03          Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

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Section 5.04          Payment of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge all liabilities and obligations in respect of Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such of its Subsidiaries has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest (i) is permitted or required under the Bankruptcy Code or (ii) could not reasonably be expected to result in a Material Adverse Effect; provided, however, each Loan Party will, and will cause each of its Subsidiaries to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05          Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, casualty, condemnation and ordinary wear and tear excepted.

Section 5.06          Books and Records; Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent, any group of Lenders holding not less than 25.0% of the aggregate principal amount of the Loans, or the Specified Lender Advisors upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Each Loan Party acknowledges that the Administrative Agent and the Specified Lender Advisors, each after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to each Loan Party’s assets (including, without limitation, the results of such inspection) for internal use by the Administrative Agent, the Specified Lender Advisors and the Lenders.

Section 5.07          Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, (i) comply with all Requirements of Law applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

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Section 5.08          Use of Proceeds. Subject to the terms and conditions herein, the use of cash collateral and the proceeds of the Loans made hereunder shall be used by the Borrower, solely on or after the Closing Date, in accordance with the DIP Order and the Approved Budget (subject to Permitted Variances): (i) to pay related transaction costs, fees and expenses (including attorney’s fees required to be paid hereunder and to fund the Carve-Out) with respect to the DIP Facility, (ii) to make the adequate protection payments (if any) in accordance with the Approved Budget and the DIP Order, and (iii) to provide working capital, and for other general corporate purposes of the Loan Parties and their Subsidiaries, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court in accordance with the Approved Budget (subject to Permitted Variance). The Loan Parties shall not be permitted to use the proceeds of the Loans or any cash collateral in contravention of the provisions of the Loan Documents, the Approved Budget (subject to Permitted Variances), the DIP Order or any applicable insolvency laws, including any restrictions or limitations on the use of proceeds contained therein.

Section 5.09          Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable carriers having a financial strength rating of at least A-by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including, without limitation: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent or the Specified Lender Advisors, information in reasonable detail as to the insurance so maintained.

Section 5.10          Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to obtain, prior to thirty (30) days after the Closing Date, and at all times thereafter, maintain, the ratings of the Loans by at least two Rating Agencies, which shall be Moody’s and S&P, or, with the consent of the Required Lenders in the event that Moody’s and/or S&P are not willing to so rate the Loans, such other Rating Agency or Rating Agencies, as applicable, in their stead as are acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

Section 5.11          Additional Collateral; Further Assurances.

(a)           Subject to applicable Requirement of Law, the Borrower and each of its Subsidiaries that is a Loan Party will cause each of its Domestic Subsidiaries formed or acquired after the Closing Date in accordance with the terms of this Agreement to become a Loan Party by executing a Joinder Agreement. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties and obligations in such capacity under the Loan Documents and (ii) on and after the Closing Date, shall automatically grant Liens to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by any Loan Party, or shall take action necessary to cause such Person to be included in the grant of liens and claims in the DIP Order.

(b)           [Reserved].

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(c)           Without limiting the foregoing, each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent or the Specified Lender Advisors, as applicable, such documents, agreements and instruments, and take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other customary documents and such other customary actions or deliveries to perfect security interests, as applicable), which may be required by any Requirement of Law or which the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)) or the Required Lenders may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Required Lenders and all at the expense of the Loan Parties (which satisfaction may be communicated via an email from either of the Specified Lender Advisors).

(d)           If any real property or improvements thereto or any interest therein with a fair market value of greater than $200,000 are acquired by the Borrower or any Subsidiary that is a Loan Party after the Closing Date, the Borrower will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)) or the Required Lenders, cause such real property or improvements to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or requested by the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)) or the Required Lenders in its or their sole discretion to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.

(e)           Without limiting the generality of the foregoing, each Loan Party shall deliver Mortgages and Mortgage Instruments with respect to real property of such Loan Party that constitutes Collateral to the extent, and within such time period as is, required by the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)) or the Required Lenders.

Section 5.12          Post-Closing Obligations.

(a)           On or prior to the Final Hearing Date, the Administrative Agent shall have received, on behalf of itself and the lenders, a customary written opinion of Kirkland & Ellis LLP.

(b)           With respect to the insurance certificates and applicable endorsements from the Loan Parties’ insurance broker or other evidence reasonably satisfactory to the Administrative Agent that all insurance required to be maintained pursuant to Section 5.09 is in full force and effect and that such certificates and applicable endorsements comply with the requirements set forth in Section 5.09, the Borrower shall deliver such insurance certificates and applicable endorsements or such other evidence reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors)) within ten (10) days after the Closing Date (as such time frame may be extended by the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors))).

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(c)           Within ten (10) days following the Closing Date ((or such later date as agreed to by the Required Lenders (which agreement of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors)), the Borrower shall make the Loan Proceeds Account, subject to an account control agreement that is in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), which account control agreement shall establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) thereof.

(d)           Within twenty (20) days following the Closing Date ((or such later date as agreed to by the Required Lenders (which agreement of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors)), the Borrower shall deliver (or caused to be delivered) to the Administrative Agent a stock certificate and related transfer power evidencing the Borrower’s 79.0% ownership interest in WorldAkorn Pharma Mauritius.

Section 5.13          Approved Budget.

(a)           The use of proceeds of Loans by the Loan Parties under this Agreement and the other Loan Documents shall be limited solely in accordance with the Approved Budget (subject to Permitted Variances) which shall be in form and substance satisfactory to the Required Lenders (subject to the variances set forth in Section 5.13(b)) (which satisfaction may be communicated via an email from either of the Specified Lender Advisors); provided that, no proceeds of the Loans will be used in connection with (including without limitation, to fund or prefund) any executive retention plan without the express written consent of the Required Lenders (which consent may be communicated via an email from either of the Specified Lender Advisors); provided further that, for the avoidance of doubt, the initial Approved Budget does not contemplate or include the funding or prefunding of any executive retention plan. The Approved Budget shall set forth, on a weekly basis, among other things, Budgeted Cash Receipts, Budgeted Operating Disbursement Amounts, Budgeted Liquidity and Budgeted Restructuring Related Amounts for the 13-week period commencing with the first full week after the Closing Date and such Approved Budget shall be approved in writing by, and be in form and substance reasonably satisfactory to, the Required Lenders (it being acknowledged and agreed that the initial Approved Budget attached to this Agreement is approved by and satisfactory to the Required Lenders and is and shall be the Approved Budget unless and until replaced in accordance with terms of this Section, and that with respect to any subsequent Approved Budget, such approval and satisfaction of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors) and disclosed in writing to the Administrative Agent. The Approved Budget shall be updated, modified or supplemented by the Borrower from time to time in writing transmitted to the Administrative Agent and the Lenders with the written consent of and/or at the request of the Required Lenders (with a copy of such written consent or request concurrently delivered to the Administrative Agent) (which consent may be communicated via an email from either of the Specified Lender Advisors), but in any event not less than one time in each four (4) consecutive week period, commencing with the first full week after the Closing Date, and each such updated, modified or supplemented budget shall be in form and substance satisfactory to the Required Lenders in their sole discretion, and no such updated, modified or supplemented budget shall be effective unless acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors); and, upon delivery of any such acceptance, the updated, modified or supplemented budget shall be deemed the newly approved Budget; provided, however, that in the event the Required Lenders, on the one hand, and the Borrower, on the other hand, cannot agree as to an updated, modified or supplemented budget, after giving effect all applicable grace or cure periods, such disagreement shall constitute an immediate Event of Default once the period covered by the prior approved Approved Budget has terminated (and at all times thereafter such then current approved Approved Budget shall remain in effect unless and until a new Approved Budget is approved by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors)). Each Approved Budget delivered to the Lenders and the Administrative Agent shall be accompanied by such supporting documentation as reasonably requested by the Required Lenders. Each Approved Budget shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

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(b)           For each Variance Testing Period, unless otherwise agreed by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors), the Borrower shall not permit: (x) the Actual Cash Receipts, for two consecutive weeks, to be less than Budgeted Cash Receipts (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period, and (y) Actual Operating Disbursement Amounts, for two consecutive weeks, to exceed the Budgeted Operating Disbursement Amounts (each calculated on a cumulative basis as opposed to on a line by line basis), in each case, for such Variance Testing Period, by more than the Permitted Variance for such Variance Testing Period.

(c)           The Borrower shall deliver to the Administrative Agent and the Lenders on or before 5:00 p.m. (New York City time) on Thursday of each week (commencing on June 4, 2020) a certificate which shall include such detail as is reasonably satisfactory to the Required Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), signed by a Responsible Officer of the Borrower certifying that (i) the Loan Parties are in compliance with the covenants contained in Section 5.13(a) and (b) and (ii) no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, together with an Approved Budget Variance Report, each of which shall be prepared by the Borrower as of the last day of the respective Variance Testing Period or other period then most recently ended, and shall be in a form and substance satisfactory to the Required Lenders in their sole discretion (which satisfaction may be communicated via an email from either of the Specified Lender Advisors).

(d)           The Administrative Agent and the Lenders (i) may assume that the Loan Parties will comply with the Approved Budget (subject to Permitted Variances), (ii) shall have no duty to monitor such compliance and (iii) shall not be obligated to pay (directly or indirectly from the Collateral) any unpaid expenses incurred or authorized to be incurred pursuant to any Approved Budget. The line items in the Approved Budget for payment of interest, expenses and other amounts to the Administrative Agent and the Lenders are estimates only, and the Loan Parties remain obligated to pay any and all Obligations in accordance with the terms of the Loan Documents regardless of whether such amounts exceed such estimates. Nothing in any Approved Budget shall constitute an amendment or other modification of any Loan Document or other lending limits set forth therein.

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Section 5.14          Cash Flow Forecast. The Borrower shall deliver to the Administrative Agent and the Specified Lenders Advisors (i) on Friday of every second week (commencing with the second Friday after the Petition Date), supplemental thirteen (13) week projections (the “13-Week Cash Flow Forecast”) which shall set forth, on a weekly basis, among other things, cash receipts, operating disbursement amounts, liquidity and restructuring related amounts for the 13-week period, or (ii) on or before August 31, 2020, or such later date as may be agreed to by the Required Lenders, a 12-month post-emergence liquidity forecast (with the first three months being broken out weekly) (with any such agreement of the Required Lenders being able to be communicated via an email from either of the Specified Lender Advisors). The projections delivered pursuant to this Section 5.14 shall not constitute the “Approved Budget” for any purpose hereunder.

Section 5.15          Monthly Calls and Status Update Calls.

(a)           on or prior to the tenth (10th) calendar day of each month (or the first Business Day thereafter), the Borrower shall conduct monthly telephone conferences with all Lenders and permit questions from such Lenders and answers, with such telephone conferences being split into (i) a Public-Siders and non-Public-Siders portion and (ii) a solely non-Public-Siders portion; provided that (I) questions from the Lenders shall be provided to the Borrower in writing no later than two (2) Business Days in advance and (II) for the avoidance of doubt, the Borrower shall not be obligated to disclose any material non-public information during the Public-Siders and non-Public-Siders portion of such telephone conferences;

(b)           on or prior to the tenth (10th) calendar day of each month (or the first Business Day thereafter), the Borrower shall conduct monthly telephone conferences solely with the Specified Lender Advisors and any Lenders which have become “restricted” and are then subject to non-disclosure agreements in customary form reasonably satisfactory to the Borrower (collectively, the “Restricted Lenders”), and permit questions from the Specified Lender Advisors and Restricted Lenders and provide answers; provided that, to the extent the Restricted Lenders monthly telephone conference is combined with the Public-Siders/non-Public-Siders telephone conference outlined in Section 5.15(a) hereof, such telephone conference will include a separate portion solely for Restricted Lenders; provided further that questions from the Specified Lender Advisors and Restricted Lenders shall be provided to the Borrower in writing no later than two (2) Business Days in advance;

(c)           at the request of the Specified Lender Advisors, weekly from and after the Petition Date through the Maturity Date, the Borrower shall hold a meeting (at a mutually agreeable location and time or telephonically) with management of the Borrower and the Specified Lender Advisors, which meeting, at the discretion of the Specified Lender Advisors, may include private side Lenders, public side Lenders and/or Restricted Lenders; provided, that the Specified Lender Advisors shall (i) communicate the participants to the Borrower in advance of such call or meeting and (ii) provide an agenda in advance of such call or meeting (which exercise of discretion may be communicated via an email from either of the Specified Lender Advisors) regarding the financing results, operations, compliance of the Loan Parties and developments in the Chapter 11 Cases; provided, that any such meeting that occurs during the same week as the telephone conference outlined in Section 5.15(a) hereof may be combined with such telephone conference;

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(d)           no less frequently than weekly from and after the Petition Date until the date of consummation, a representative of the investment banker engaged with respect to the Akorn India Private Ltd. sale process (the “Akorn India Sale”) shall provide an email update every week to the Specified Lender Advisors on the status of such sale process (or email confirmation that there have been no material updates to such sale process);

(e)           the Borrower shall on or prior to the tenth (10th) calendar day of each month (or the first Business Day thereafter) arrange for monthly update calls among the Specified Lender Advisors and The Quantic Group and, to the extent then-engaged by the Borrower, NSF International and Ropes & Gray LLP; and

(f)            promptly upon any request of either Specified Lender Advisor hold a telephonic meeting with such Specified Lender Advisor regarding the financing results, operations, other business developments and developments in the Chapter 11 Cases.

The Required Lenders may waive any requirements set forth in this Section 5.15 (which waiver may be communicated via e-mail by any Specified Lender Advisor).

Section 5.16          Required Milestones. The Borrower shall, or shall cause the following to occur, by the times and dates set forth below (as any such time and date may be extended, or any of such milestone set forth below may be modified, with the consent of the Required Lenders (which consent, and any consent of the Required Lenders described below in clauses (a), (c), (d), (h) and (i), may be communicated via an email from either of the Specified Lender Advisors):

(a)           By no later than three (3) days following the Petition Date, the Bankruptcy Court shall enter the Interim Order.

(b)           By no later than three (3) days following the Petition Date, the Borrower or its financial and/or restructuring advisors shall complete initial outreach to each of the potential financing sources for the Permitted Exit ABL Credit Agreement identified to the Specified Lender Advisors in the contact log provided on May 15, 2020.

(c)           By no later than five (5) days after the Petition Date, the Borrower shall have filed the Chapter 11 Plan, Chapter 11 Plan Disclosure Statement, and the related motion seeking approval of the adequacy of the Chapter 11 Plan Disclosure Statement.

(d)           By no later than thirty (30) days following the Petition Date, the Bankruptcy Court shall enter the Final Order authorizing the DIP Facility, in form and substance reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower.

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(e)           By no later than thirty (30) days following the Petition Date, the Borrower shall have obtained entry of an order from the Bankruptcy Court approving bidding procedures in respect of a Chapter 11 Sale Transaction which procedures are in form and substance acceptable to the Administrative Agent and the Required Lenders (the “Bidding Procedures Order”);

(f)            By no later than thirty-three (33) days following the Petition Date, non-binding terms sheets to provide the Permitted Exit ABL Credit Agreement shall be due.

(g)           By no later than forty-three (48) days following the Petition Date (or such later date as may be required to accommodate the Bankruptcy Court’s schedule), the Bankruptcy Court shall hold a hearing on the adequacy of the Chapter 11 Plan Disclosure Statement and enter an order approving the same, as well as solicitation of the Chapter 11 Plan within one (1) Business day thereof.

(h)           By no later than sixty-six (63) days following the Petition Date, binding commitment letters to provide the Permitted Exit ABL Credit Agreement shall be due.

(i)            By no later than seventy-five (75) days following the Petition Date, bids for the Sale Transaction shall be due.

(j)            By no later than eighty-two (82) days following the Petition Date, the Borrower shall conduct the auction, if applicable, for all or substantially all of the Borrower’s consolidated assets pursuant to Section 363 of the Bankruptcy Code and the Bidding Procedures Order.

(k)           By no later than eighty-nine (89) days following the Petition Date, the Bankruptcy Court shall approve the Sale Transaction and enter an order in form and substance acceptable to the Required Lenders and the Borrower approving the Sale Transaction.

(l)            By no later than ninety-one (91) days following the Petition Date, the Bankruptcy Court shall enter an order confirming the Chapter 11 Plan in form and substance reasonably acceptable to the Required Lenders and the Borrower.

(m)          By no later than one hundred and three (103) days following the Petition Date, the Sale Transaction shall have closed and the effective date of the Chapter 11 Plan shall have occurred; provided that if regulatory approvals associated with a Sale Transaction remain pending as of such date, such date shall be automatically extended to the date that is the third Business Day following receipt of all necessary regulatory approvals.

Section 5.17          Specified Lender Advisors, Agent Advisors and Company Advisors.

(a)           The Agents, on behalf of themselves and the Lenders, the Lenders, and each of the Specified Lender Advisors, on behalf of itself and the Lenders, shall each be entitled to retain or continue to retain (either directly or through counsel) any advisor the Administrative Agent and the Ad Hoc Group of Lenders may deem necessary to provide advice, analysis and reporting for the benefit of the Administrative Agent or the Lenders, including without limitation the Agent Advisors. The Loan Parties shall pay all fees and expenses of such advisors in accordance with the Specified Lender Advisors Fee Letters and any other applicable fee or engagement letters, and all such fees and expenses shall constitute Obligations and be secured by the Collateral. The Loan Parties and their advisors shall grant access to, and cooperate in all respects with, the Agents, the Lenders and the Specified Lender Advisors and any other representatives of the foregoing and provide all information that such parties may request in a timely manner.

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(b)           The Borrower shall continue to retain PJT Partners and AlixPartners as company advisors consistent with the terms of their respective engagement agreements as in effect on the Closing Date, or, if PJT Partners and AlixPartners are no longer retained by the Borrower, the Borrower shall retain such other financial and restructuring advisors reasonably acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

Section 5.18          Additional Bankruptcy Matters. Promptly provide the Administrative Agent, the Lenders and the Specified Lender Advisors with updates of any material developments in connection with the Loan Parties’ reorganization efforts under the Chapter 11 Cases, whether in connection with the sale of all or substantially all of the Borrower’s and its Subsidiaries’ consolidated assets, the marketing of any Loan Parties’ assets, the formulation of bidding procedures, an auction plan, and documents related thereto, or otherwise.

Section 5.19          Debtor-in-Possession Obligations. Comply in a timely manner with their obligations and responsibilities as debtors-in-possession under the Bankruptcy Code, the Bankruptcy Rules, the DIP Order, and any other order of the Bankruptcy Court.

Section 5.20          Liquidation of WorldAkorn Pharma Mauritius.

(a)           In the event that, at least ten (10) Business Days prior to the closing of the Asset Purchase Agreement, the Akorn India Sale is consummated, then the Borrower shall, to the extent permissible under applicable law and any other legally binding obligations of any of its Subsidiaries who are not Loan Parties to, immediately prior to the closing of the Asset Purchase Agreement, declare and otherwise consummate any dividend, distribution or similar transaction (as may be requested by the Purchaser), or otherwise repay any intercompany Indebtedness, such that, subject to Section 5.20(d), all cash and cash equivalents of any such Person are held by a Loan Party as of immediately prior to the closing of the Asset Purchase Agreement.

(b)           In the event that the Akorn India Sale is consummated after the date that is ten (10) Business Days prior to the closing of the Asset Purchase Agreement, then subject to Section 5.20(d), the Borrower shall pay, or cause to be paid, to the Purchaser all cash and cash equivalents of any such Person and the net cash proceeds received in consideration therefor no later than the later of the closing date of the Asset Purchase Agreement and the date that is five (5) Business Days following receipt thereof.

(c)           In the event that the Akorn India Sale is consummated after the closing of the Asset Purchase Agreement, then, subject to Section 5.20(d), the Borrower shall pay or cause to be paid, to Purchaser all cash and cash equivalents of any such Person and the net cash proceeds received in consideration therefor no later than the date that is five (5) Business Days following receipt therefor.

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(d)           The cash and cash equivalents contemplated by Section 5.20(a), 5.20(b) and 5.20(c) and the net cash proceeds contemplated by Section 5.20(b) and 5.20(c) shall be determined net of (i) any applicable fees, expenses, and Taxes of the Borrower or any of its Subsidiaries in connection with consummation of the Akorn India Sale or in connection with the distribution of such amounts from the applicable Subsidiary to the applicable Loan Party, and (ii) any holdbacks, reserves, escrows, or other similar amounts in respect of indemnification, purchase price adjustments, or other contingent obligations of the Borrower or any of its Subsidiaries in connection with such sale or disposition or in connection with such distribution; provided that upon release, expiration, or other applicable termination of such contingent obligations, any such amounts, subject to the immediately preceding clause (i), shall be promptly paid to Purchaser.

Article VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full, in each case without any pending draw, each Loan Party executing this Agreement covenants and agrees from and after the Closing Date, jointly and severally with all of the other Loan Parties, with the Lenders that, unless consented to by the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors):

Section 6.01          Indebtedness. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)           the Secured Obligations;

(b)           [reserved];

(c)           Indebtedness existing on the Closing Date and set forth in Schedule 6.01;

(d)           Indebtedness of the Borrower or any Subsidiary to any Subsidiary that is a Loan Party or the Borrower or of any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(e)           Guarantees by the Borrower of Indebtedness of any of its Subsidiaries that is a Loan Party, by any of its Subsidiaries of Indebtedness of the Borrower or any other Subsidiary that is a Loan Party and by any of its Subsidiaries that is not a Loan Party of Indebtedness of any other Subsidiary that is not a Loan Party, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01 and (ii) Guarantees permitted under this clause (e) shall be subordinated to the Secured Obligations of the applicable Subsidiary on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

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(f)            [reserved];

(g)           [reserved];

(h)           Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business; and

(i)            Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business.

Section 6.02          Liens. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created pursuant to any Loan Document and the DIP Orders;

(b)           [reserved];

(c)           Liens permitted under the Cash Management Order;

(d)           Permitted Encumbrances;

(e)           the Carve-Out;

(f)            any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the Closing Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or such Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Closing Date;

(g)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any of its Subsidiaries; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Borrower or such Subsidiary;

(h)           Liens securing the Pre-Petition First Lien Term Loan Credit Agreement and the other Pre-Petition Loan Documents;

(i)            Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

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(j)            to the extent constituting a Lien, rights of setoff, reserves and holdbacks against credit balances of a Loan Party or any of its Subsidiaries with credit card issuers or credit card processors to such Loan Party or any such Subsidiaries arising in the ordinary course of business; and

(k)           Cash Collateral and other deposits securing obligations arising after the Petition Date required under or imposed by the Bankruptcy Code.

Section 6.03          Fundamental Changes. (a) Except in connection with the Chapter 11 Plan and the Sale Transaction, no Loan Party will, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation. (ii) any Loan Party (other than the Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) the Loan Parties and Subsidiaries may consummate transactions contemplated by the RSA and (iv) any applicable Subsidiary may consummate the Akorn India Sale and the transactions described in Section 5.20.

(b)           No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Closing Date and businesses reasonably related thereto.

(c)           No Loan Party will change its fiscal year from the basis in effect on the Closing Date without the consent of the Administrative Agent (acting at the direction of the Required Lenders (which direction may be communicated via an email from either of the Specified Lender Advisors).

Section 6.04          Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will, nor will it permit any of its Subsidiaries to, (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, (ii) purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of such Person (whether through purchase of assets, merger or otherwise), or (iii) acquire an exclusive long-term license of rights to a drug or other product line of any Person, except:

(a)           Permitted Investments, subject to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties;

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(b)           investments in existence on the Closing Date and described in Schedule 6.04;

(c)           investments (i) by the Borrower and any of its Subsidiaries that are Loan Parties in Equity Interests in their respective Subsidiaries that are Loan Parties and (ii) by any Subsidiary of the Borrower that is not a Loan Party in Equity Interests in any of its Subsidiaries that is not a Loan Party;

(d)           loans or advances made (i) by any Loan Party to another Loan Party or (ii) made by any Subsidiary that is not a Loan Party to a Loan Party or any other Subsidiary that is not a Loan Party, provided that any such loans and advances made by a Subsidiary that is not a Loan Party to a Loan Party shall be subordinated to the Secured Obligations on terms acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors);

(e)           investments necessary to effectuate the transactions contemplated by the RSA;

(f)            [reserved];

(g)           notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business;

(h)           investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”; and

(i)            Investments set forth in the Approved Budget.

Section 6.05          Asset Sales. No Loan Party will, nor will it permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)           sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus Equipment or property in the ordinary course of business; provided that the fair market value of all such sales, transfers and dispositions permitted by this clause (ii) from and after the Closing Date shall not exceed $100,000;

(b)           sales, transfers and dispositions of assets to the Borrower or any of its Subsidiaries that is a Loan Party, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

(c)           sales, transfers and dispositions of Accounts in connection with the compromise, settlement or collection thereof;

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(d)           sales, transfers and dispositions of Permitted Investments and other investments permitted by clause (h) of Section 6.04;

(e)           other sales, transfers or dispositions pursuant to an order of the Bankruptcy Court which sale, transfer or disposition are consistent with the RSA and the Approved Budget;

(f)            dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Subsidiaries;

(g)           sales, transfers and other dispositions consisting of divestitures required by applicable law or any Governmental Authority or other regulatory authority; and

(h)           sales, transfers and dispositions in connection with the Akorn India Sale, so long as the terms thereof are satisfactory to the Required Lenders in their sole discretion (which satisfaction may be communicated via an email from either of the Specified Lender Advisors);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for 100% cash consideration.

Section 6.06          Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 6.07          Swap Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement.

Section 6.08          Restricted Payments; Pre-Petition Indebtedness.

(a)           No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Restricted Payments to effectuate the transactions contemplated by the RSA, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests so long as any such recipient is a Loan Party or from a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party or a Subsidiary of a Loan Party, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

(b)           No Loan Party will, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, (i) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness incurred prior to the Petition Date (all such Indebtedness, including all loans under the Pre-Petition Term Loan Agreement, “Pre-Petition Indebtedness”), other than payment to certain creditors set forth in the Approved Budget and pursuant to an order of the Bankruptcy Court in form and substance satisfactory to the Required Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors). Furthermore, no Loan Party will, nor will it permit any of its Subsidiaries to, amend the documents evidencing any Pre-Petition Indebtedness other than as set forth in the RSA or the Chapter 11 Plan.

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Section 6.09          Transactions with Affiliates. No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate, (c) any investment permitted by Sections 6.04(c) or 6.04(d), (d) any Indebtedness permitted under Section 6.01(d), (e) any Restricted Payment permitted by Section 6.08, (f) [reserved], (g) the payment of reasonable fees to directors of the Borrower or any of its Subsidiaries who are not employees of the Borrower or any of its Subsidiaries, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, independent contractors, or employees of the Borrower or its Subsidiaries in the ordinary course of business and (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors.

Section 6.10          Restrictive Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary of any Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 6.10, (iii) [reserved], (iv) the foregoing shall not apply to restrictions and conditions imposed by Pre-Petition Indebtedness, (v) [reserved], (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (vii) the foregoing shall not apply to customary restrictions and conditions arising in connection with any sale, transfer, lease or disposition permitted by Section 6.05, (viii) the foregoing shall not apply to any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Subsidiary, (ix) [reserved], (x) [reserved], (xi) the foregoing shall not apply to restrictions or conditions with respect to cash collateral so long as the Lien in respect of such cash collateral is permitted under Section 6.02, (xii) the foregoing shall not apply to customary net worth provisions contained in real property leases or licenses of intellectual property, so long as the Borrower has determined in good faith that such provisions could not reasonably be expected to impair the ability of the Borrower and the other Loan Parties to make any payments required hereunder or otherwise satisfy the Obligations, (xiii) [reserved], (xiv) the foregoing shall not apply to customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, and (xv) the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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Section 6.11          Amendment of Organizational Documents. No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate or articles of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders.

Section 6.12          Minimum Actual Liquidity. The Borrower shall not permit, as of the Friday of each calendar week following the Closing Date, Actual Liquidity to be less than Budgeted Liquidity (subject to Permitted Variance) for the two (2) most recently-ended consecutive weeks.

Section 6.13          Orders. Notwithstanding anything to the contrary herein, use any portion or proceeds of the Loans or the Collateral, or disbursements set forth in the Approved Budget, for payments or purposes that would violate the terms of the DIP Order.

Section 6.14          Reclamation Claims. Enter into any agreement to return any of its Inventory to any of its creditors for application against any Pre-Petition Indebtedness, Pre-Petition trade payables or other Pre-Petition claims under Section 546(c) of the Bankruptcy Code or allow any creditor to take any setoff or recoupment against any of its Pre-Petition Indebtedness, Pre-Petition trade payables or other Pre-Petition claims based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise if, after giving effect to any such agreement, setoff or recoupment, the aggregate amount applied to Pre-Petition Indebtedness, Pre-Petition trade payables and other Pre-Petition claims subject to all such agreements, setoffs and recoupments since the Petition Date would exceed $500,000.

Section 6.15          Insolvency Proceeding Claims. Incur, create, assume, suffer to exist or permit any other super priority administrative claim which is pari passu with or senior to the claim of the Administrative Agent or the Lenders against the Debtors, except as set forth in the DIP Order.

Section 6.16          Bankruptcy Actions. Seek, consent to, or permit to exist, without the prior written consent of the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors) (which consent shall constitute authorization under this Agreement), any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Order or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of the DIP Order or any of the other Loan Documents.

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Article VII

Events of Default

Section 7.01         Events of Default. Notwithstanding the provisions of Section 362 of the Bankruptcy Code to the extent provided in the DIP Order, with respect to the Debtors and without notice, application or motion, hearing before, or order of the Bankruptcy Court or any notice to any Loan Party, any of the following events shall constitute an “Events of Default”:

(a)          the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)          the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue remedied for a period of three (3) days;

(c)          any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

(d)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02(a), 5.02(c), 5.03 (with respect to a Loan Party’s existence), clause (b) of Section 5.06, 5.08, 5.10, 5.12, 5.13, 5.14, 5.15, 5.16, 5.18, 5.19 or 5.20 or in Article VI;

(e)          any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of five (5) days after the occurrence thereof;

(f)           [reserved];

(g)          [reserved];

(h)          [reserved];

(i)           [reserved];

(j)           [reserved];

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(k)          solely with respect to pre-petition actions, (i) (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (after giving effect to third-party insurance from a creditworthy insurer that has not denied coverage) shall be rendered against any Loan Party, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its Subsidiaries to enforce any such judgment; or (ii) any Loan Party or any of its Subsidiaries shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to result in liability in excess of $100,000, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)           an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability to any Loan Party in excess of $100,000;

(m)         other than pursuant to the Chapter 11 Plan or the Sale Transaction, a Change in Control shall occur;

(n)          [reserved];

(o)          any Lien securing any Secured Obligation shall cease to be a perfected, first priority Lien (subject to the Carve-Out and other Liens specified in the DIP Orders) with respect to any material portion of the Collateral;

(p)          any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(q)          any material provision of any Loan Document for any reason ceases (other than pursuant to its express terms) to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); and

(r)           the occurrence of any of the following in any of the Chapter 11 Cases:

(i)           other than a motion in support of the DIP Order, the bringing of a motion, taking of any action or the filing of any plan of reorganization, plan of liquidation or disclosure statement attendant thereto by any of the Loan Parties or any Subsidiary in the Chapter 11 Cases: (A) to obtain additional financing under Section 364(c) or Section 364(d) of the Bankruptcy Code not otherwise permitted pursuant to this Agreement; (B) to grant any Lien other than Liens permitted by Section 6.02; (C) except as provided in the DIP Order, to use cash collateral of the Administrative Agent and the other Secured Parties or Pre-Petition Lenders or Pre-Petition Agent under Section 363(c) of the Bankruptcy Code without the prior written consent of the Required Lenders (which approval may be communicated via an email from either of the Specified Lender Advisors); or (D) any other action or actions adverse to the Agents and Lenders or their rights and remedies hereunder, under any other Loan Documents, or their interest in the Collateral;

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(ii)          (A) other than in accordance with the RSA, (1) the filing of any plan of reorganization, plan of liquidation or disclosure statement attendant thereto, or any direct or indirect amendment to such plan or disclosure statement, by (x) a Loan Party or (z) any other Person, in each case, that does not propose to indefeasibly repay in full in cash the Obligations under this Agreement on or before the effective date of such plan or plans and to which the Required Lenders do not consent or (2) if any of the Loan Parties or their Subsidiaries shall seek, support or fail to contest in good faith the filing or confirmation of any such plan or entry of any such order that does not propose to indefeasibly repay in full in cash the Obligations under this Agreement on or before the effective date of such plan or plans, (B) the entry of any order terminating any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation, or (C) the expiration of any Loan Party’s exclusive right to file a plan of reorganization or plan of liquidation;

(iii)         the entry of an order in any of the Chapter 11 Cases confirming a plan of reorganization or plan of liquidation that is not in accordance with the RSA or otherwise acceptable to the Required Lenders in their sole discretion (which acceptance may be communicated via an email from either of the Specified Lender Advisors), other than to the extent that such plan of reorganization or plan of liquidation provides for the termination of the Commitments and indefeasible repayment in full in cash of all of the Obligations under this Agreement on or before the effective date of such plan or plans;

(iv)         (x) the entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents, the DIP Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents (including any order in respect of the Required Milestones specified herein) without the written consent of the Required Lenders or the filing by a Loan Party of a motion for reconsideration with respect to the DIP Order or the Cash Management Order shall otherwise not be in full force and effect or (y) any Loan Party or any Subsidiary shall fail to comply with the DIP Order, the Cash Management Order or any other order with respect to any of the Chapter 11 Cases affecting in any material respect this Agreement and/or the other Loan Documents, in any material respect;

(v)          the Bankruptcy Court’s (A) entry of an order granting relief from the automatic stay under Section 362 of the Bankruptcy Code to permit foreclosure of security interests in assets of the Loan Parties of a value in excess of $100,000; or (B) entry of an order terminating exclusivity having been entered (or such an order is sought by any party and not actively contested by the Loan Parties);

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(vi)         the allowance of any claim or claims under Section 506(c) of the Bankruptcy Code or otherwise against the Agents, any Lender or any of the Collateral or against the Pre-Petition Agent, any Pre-Petition Lender or any Pre-Petition Collateral;

(vii)        the appointment of an interim or permanent trustee in the Chapter 11 Cases or the appointment of a trustee receiver or an examiner in the Chapter 11 Cases with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Loan Parties;

(viii)       (A) the dismissal of any Chapter 11 Case or (B) any Loan Party shall file a motion or other pleading seeking the dismissal of the Chapter 11 Cases under Section 1112 of the Bankruptcy Code or otherwise;

(ix)          any Loan Party shall file a motion (without consent of the Required Lenders) seeking, or the Bankruptcy Court shall enter an order granting, relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (A) to allow any creditor (other than the Administrative Agent) to execute upon or enforce a Lien on any Collateral, (B) approving any settlement or other stipulation not approved by the Required Lenders with any creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor (which approval may be communicated via an email from either of the Specified Lender Advisors) or (C) to permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole);

(x)           the entry of an order in the Chapter 11 Cases avoiding or requiring the disgorgement of any portion of the payments made on account of the Obligations owing under this Agreement or the other Loan Documents or the Pre-Petition Obligations owing under the Pre-Petition Loan Documents;

(xi)          the failure of any Loan Party to perform any of its obligations under the DIP Order, the Cash Management Order, or any order of the Bankruptcy Court approving any Transaction or to perform in any material respect its obligations under any order of the Bankruptcy Court approving bidding procedures;

(xii)         the existence of any claims or charges, or the entry of any order of the Bankruptcy Court authorizing any claims or charges, other than in respect of this Agreement and the other Loan Documents, or as otherwise permitted under the applicable Loan Documents or permitted under the DIP Order, entitled to superpriority administrative expense claim status in any Chapter 11 Case pursuant to Section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent and the Secured Parties under this Agreement and the other Loan Documents, or there shall arise or be granted by the Bankruptcy Court (i) any claim having priority over any or all administrative expenses of the kind specified in clause (b) of Section 503 or clause (b) of Section 507 of the Bankruptcy Code or (ii) any Lien on the Collateral having a priority senior to or pari passu with the Liens and security interests granted herein, except, in each case, as expressly provided in the Loan Documents or in the DIP Order then in effect (including the Carve-Out), whichever is in effect;

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(xiii)        the DIP Order shall cease to create a valid and perfected Lien (which creation and perfection shall not require any further action other than the entry of and terms of the DIP Order) on the Collateral or to be in full force and effect, shall have been reversed, modified, amended, stayed, vacated, or subject to stay pending appeal, in the case of modification or amendment, without prior written consent of the Required Lenders;

(xiv)        an order in the Chapter 11 Cases shall be entered (i) charging any of the Collateral under Section 506(c) of the Bankruptcy Code against the Administrative Agent and the Secured Parties, or the “Secured Parties” under the Pre-Petition First Lien Term Loan Credit Agreement, or (ii) limiting the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date, or the commencement of other actions that is materially adverse to the Administrative Agent, the Secured Parties or their respective rights and remedies under the Loan Documents in any of the Chapter 11 Cases or inconsistent with any of the Loan Documents;

(xv)         any order having been entered or granted (or requested, unless actively opposed by the Loan Parties) by either the Bankruptcy Court or any other court of competent jurisdiction materially adversely impacting the rights and interests of the Agents and the Lenders, as determined by the Required Lenders, acting reasonably, without the prior written consent of the impacted Agent and the Required Lenders;

(xvi)        an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Loan Parties authorized by the DIP Order;

(xvii)       if the Final Order does not include a waiver, in form and substance satisfactory to the Administrative Agent and the Lenders (which satisfaction may be communicated via an email from either of the Specified Lender Advisors), of (i) the right to subcharge the Collateral under Section 506(c) of the Bankruptcy Code and (ii) any ability to limit the extension under Section 552(b) of the Bankruptcy Code of the Liens of the Pre-Petition Agent on the Collateral to any proceeds, products, offspring, or profits of the Collateral acquired by any Loan Party after the Petition Date;

(xviii)      any Loan Party shall challenge, support or encourage a challenge of any payments made to the Agents or any Lender with respect to the Obligations or to the Pre-Petition Agent or the Pre-Petition Lenders with respect to the Pre-Petition Obligations, or without the consent of the Administrative Agent and the Required Lenders, the filing of any motion by the Loan Parties seeking approval of (or the entry of an order by the Bankruptcy Court approving) adequate protection to any Pre-Petition agent or lender that is inconsistent with the DIP Order;

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(xix)        without the Administrative Agent’s and the Required Lenders’ consent, the entry of any order by the Bankruptcy Court granting, or the filing by any Loan Party or any of its Subsidiaries of any motion or other request with the Bankruptcy Court (in each case, other than the DIP Order and motions seeking entry thereof or permitted amendments or modifications thereto) seeking, authority to use any cash proceeds of any of the Collateral without the Administrative Agent’s and the Required Lenders’ consent or to obtain any financing under Section 364 of the Bankruptcy Code other than the Loan Documents;

(xx)         if, unless otherwise approved by the Administrative Agent and the Required Lenders (which approval of the Required Lenders may be communicated via an email from either of the Specified Lender Advisors, and which approval of the Administrative Agent may be communicated via an email from Wilmer Cutler Pickering Hale and Dorr LLP), an order of the Bankruptcy Court shall be entered providing for a change in venue with respect to the Chapter 11 Cases and such order shall not be reversed or vacated within 10 days;

(xxi)        without Required Lender consent (which approval may be communicated via an email from either of the Specified Lender Advisors), any Loan Party or any Subsidiary thereof shall file any motion or other request with the Bankruptcy Court seeking (a) to grant or impose, under Section 364 of the Bankruptcy Code or otherwise, liens or security interests in any Collateral, whether senior or equal to the Administrative Agent’s liens and security interests (except as provided in the DIP Order); or (b) to modify or affect any of the rights of the Agents or the Lenders under the DIP Order, the Loan Documents, and related documents, other than in accordance with the Chapter 11 Plan;

(xxii)       any Loan Party or any Subsidiary thereof or any Debtor shall take any action in support of any matter set forth in this Section 7.01(r) or any other Person shall do so and such application is not contested in good faith by the Loan Parties and the relief requested is granted in an order that is not stayed pending appeal;

(xxiii)      any Debtor shall be enjoined from conducting any material portion of its business, any disruption of the material business operations of the Debtors shall occur, or any material damage to or loss of material assets of any Debtor shall occur;

(xxiv)      failure of the Borrower or any other Loan Party to use the proceeds of the Loans as set forth in and in compliance with the Approved Budget (subject to Permitted Variance) and this Agreement; or

(xxv)       the occurrence of any RSA Termination Event (unless waived in accordance with the terms of the RSA).

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Section 7.02          Remedies Upon an Event of Default.

(a)           Subject to the terms of the DIP Order and to the Remedies Notice Period, if any Event of Default occurs and is continuing, notwithstanding the provisions of Section 362 of the Bankruptcy Code, without any application, motion or notice to, hearing before, or order from the Bankruptcy Court, then, the Administrative Agent upon the direction of the Required Lenders (subject to Article IX) shall declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement immediately become due and payable, but without affecting the Administrative Agent’s Liens or the Obligations, and the Administrative Agent upon the request of the Required Lenders (subject to Article IX) shall: (i) terminate, reduce or restrict the right or ability of the Loan Parties to use any cash collateral; (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable, (iii) subject to the Remedies Notice Period, (A) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or (B) take any and all actions described in the DIP Order; and (iv) deliver a Carve-Out Trigger Notice.

(b)           At any hearing during the Remedies Notice Period to contest the enforcement of remedies, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, an Event of Default has occurred, and the Loan Parties hereby waive their right to and shall not be entitled to seek relief, including, without limitation, under Section 105 of the Bankruptcy Code, to the extent that such relief would in way impair or restrict the rights and remedies of the Administrative Agent or the Secured Parties, as set forth in this Agreement, the applicable DIP Order or other Loan Documents. Except as expressly provided above in this Article VII, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

Section 7.03          License; Access; Cooperation. Subject to any previously granted licenses, the Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (to the extent permitted under the applicable licenses and without payment of royalty or other compensation to any Person) any or all intellectual property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral (with respect to trademarks subject to reasonable quality control in favor of the Borrower) in each case after the occurrence, and during the continuance, of an Event of Default. The Administrative Agent (together with its agents, representatives and designees) is hereby granted a non-exclusive right to have access to, and a rent free right to use, any and all owned or leased locations (including, without limitation, warehouse locations, distribution centers and store locations) for the purpose of arranging for and effecting the sale or disposition of Collateral, including the production, completion, packaging and other preparation of such Collateral for sale or disposition (it being understood and agreed that the Administrative Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the Collateral, as well as to engage in bulk sales of Collateral). Upon the occurrence and the continuance of an Event of Default and the exercise by the Administrative Agent or Lenders of their rights and remedies under this Agreement and the other Loan Documents, Borrower shall assist the Administrative Agent and Lenders in effecting a sale or other disposition of the Collateral upon such terms as are reasonably acceptable to the Administrative Agent and Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors).

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Article VIII

The Agents

Section 8.01          Appointment

(a)           Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties hereby irrevocably appoints Wilmington Savings Fund Society, FSB as Administrative Agent and Escrow Agent hereunder and under the other Loan Documents, and authorizes the Agents to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders hereby grants to the Agents any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Required Lenders (but subject in all respects to the RSA), to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC (or any equivalent provision of the UCC), at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Requirements of Law.

(c)           Each Lender irrevocably appoints each other Lender as its agent and bailee for the purpose of perfecting Liens (whether pursuant to Section 8-301(a)(2) of the UCC or otherwise), for the benefit of the Secured Parties, in assets in which, in accordance with the UCC or any other applicable Requirement of Law a security interest can be perfected by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly following the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

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Section 8.02          Rights as a Lender

 . If applicable, the bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not an Agent hereunder.

Section 8.03          Duties and Obligations. The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and, (c) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Borrower or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to an Agent.

Section 8.04          Reliance. The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

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Section 8.05          Actions through Sub-Agents. The Agents may perform any and all of their duties and exercise their rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs and the indemnification provisions in Section 9.03 shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents.

Section 8.06          Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right (in consultation with, but in no circumstances subject to the consent of, the Borrower), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as an Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor, unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duly or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to an Agent shall also directly be given or made to each Lender. Following the effectiveness of an Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

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Section 8.07           Non-Reliance

(a)            Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Agents or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b)           Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.08          [Reserved]

Section 8.09          Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties

. (a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

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(b)           In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

Section 8.10           Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures or cause any of the foregoing (through Affiliates or otherwise), with respect to any Collateral or any other Property of any such Loan Party, without the prior written consent of the Administrative Agent (at the direction of the Required Lenders). Without limiting the foregoing, each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent (at the direction of the Required Lenders), it will not take any enforcement action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable Legal Requirements to credit bid or purchase any portion of the Collateral at any sale or foreclosure thereof referred to in Section 8.01; provided that nothing contained in this Section shall affect any Lender’s right to credit bid its pro rata share of the Obligations pursuant to Section 363(k) of the Bankruptcy Code.

Section 8.11          Collateral Documents and Loan Guaranties

(a)           Agent under Collateral Documents and Loan Guaranties. Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Loan Guaranties, the Collateral and the Loan Documents. Subject to Section 9.03, without further written consent or authorization from any Secured Party, the Administrative Agent (acting at the Required Lenders’ direction) may execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets.

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(b)           Right to Realize on Collateral and Enforce Loan Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Agents, each Secured Party and each Loan Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may, upon instructions from the Required Lenders, be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other disposition.

(c)           Release of Collateral and Guarantees, Termination of Loan Documents.

(i)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent (at the direction of the Required Lenders) shall take such actions as shall be required to release its security interest in any Collateral subject to any sale or other disposition permitted by the Loan Documents.

(ii)           Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Secured Obligations have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any other Secured Party) take such actions as shall be required or reasonably requested to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Loan Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Loan Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d)          The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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Section 8.12          Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or any other debtor relief laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)           to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its respective agents and counsel and all other amounts due the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(c)           to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, plan of liquidation, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

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Article IX

Miscellaneous

Section 9.01          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)            if to any Loan Party, to the Borrower at Akorn, Inc., 1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045, Attention: Duane Portwood; Joe Bonaccorsi (Telephone No. (212) 892-1008; Telecopy No. (212) 656-1219; (847) 220-3626; email: duane.portwood@akorn.com; joe.bonaccorsi@akorn.com));

(ii)           if to an Agent, to Wilmington Savings Fund Society, FSB, Attention: Geoffrey J. Lewis (Telephone No. (302)573-3218; email: glewis@wsfsbank.com), with copies by electronic mail (which shall not constitute notice) to: Wilmer Cutler Pickering Hale and Dorr LLP, Attention: Andrew Goldman (Telephone No. (212) 230-8836; email: andrew.goldman@wilmerhale.com); and

(iii)          if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Agents and the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

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(c)           Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)           Electronic Systems.

(i)            Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)           Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02          Waivers; Amendments. (a) No failure or delay by the Agents or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agents or any Lender may have had notice or knowledge of such Default at the time.

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(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (unless otherwise expressly provided herein with respect to modifications approved by the Required Lenders and communicated via an email from either or both of the Specified Lender Advisors); provided that no such agreement shall, without the consent of each Lender directly and adversely affected thereby (including any such Lender that is a Defaulting Lender but without the consent of the Required Lenders): (i) increase the Commitment of such Lender (and no other Lender shall be deemed to be directly and adversely affected by the increase of another Lender’s Commitment), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.13(c), to waive any Default or Event of Default or to waive Section 2.11(c)), or (iii) postpone any scheduled date of payment of the principal amount of any Loan, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of such Lender (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.13(c), to waive any Default or Event of Default or to waive Section 2.11(c)); provided, further that no such agreement shall, without the consent of each Lender (other than any Defaulting Lender), (i) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (ii) release all or substantially all of the value of the Loan Guarantors (taken as a whole) (except as otherwise permitted herein or in the other Loan Documents), (iii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, or (iv) permit any Loan Party to assign its rights or obligations under any Loan Document. In addition, no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents hereunder without the prior written consent of the affected Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)           The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of pursuant to Section 6.05(a) if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement if the Loan Party leasing such property certifies to the Administrative Agent that the relevant transaction is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

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(d)           If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash at par the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

Section 9.03           Expenses; Indemnity; Damage Waiver. (a) The Loan Parties shall, jointly and severally, pay promptly following demand all reasonable and documented legal, accounting, appraisal, consulting, financial advisory and other fees, costs and expenses (including, without limitation, in respect of the Specified Lender Advisors and the Agent Advisors) incurred by the Agents, the Ad Hoc Group of Lenders, the Lenders and their respective Affiliates in connection with the negotiation, preparation and administration of the Loan Documents, the Interim Order, and the Final Order or incurred in connection with:

(i)            amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto, including any Withdrawal, or its rights hereunder or thereunder;

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(ii)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Agents, any Lender, the Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents, the Pre-Petition Loan Documents, or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case or proceeding commenced by or against the Borrower or any other Person that may be obligated to the Agents or the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that no Person shall be entitled to reimbursement under this clause (ii) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction);

(iii)          any attempt to enforce or prosecute any rights or remedies of the Agents or any Lender against any or all of the Loan Parties or any other Person that may be obligated to the Agents or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans prior to or during the pendency of one or more Events of Default;

(iv)          any work-out or restructuring of the Obligations prior to or during the pendency of one or more Events of Default;

(v)           all Other Taxes in respect of the Loan Documents;

(vi)          the obtaining of approval of the Loan Documents by the Bankruptcy Court or any other court;

(vii)         the preparation and review of pleadings, documents and reports related to the Chapter 11 Cases and any Successor Cases, attendance at meetings, court hearings or conferences related to the Chapter 11 Cases and any Successor Cases, and general monitoring of the Chapter 11 Cases and any Successor Cases and any action, arbitration or other proceeding (whether instituted by or against the Agents, any Lender, any Loan Party, any representative of creditors of an Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Administrative Agent’s Liens with respect to any Collateral), the Pre-Petition Loan Documents, Loan Documents or the Obligations, including any lender liability or other claims;

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(viii)        efforts to (1) monitor the Loans or any of the other Obligations, (2) evaluate, observe or assess any of the Loan Parties or their respective affairs, (3) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral or (4) settle or otherwise satisfy any taxes, charges or Liens with respect to any Collateral;

(ix)           any lien searches or request for information listing financing statements or liens filed or searches conducted to confirm receipt and due filing of financing statements and security interests in all or a portion of the Collateral; and

(x)            including, as to each of clauses (i) through (ix) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 9.03, all of which shall be payable by Borrower to the Agents or the Lenders.

Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: reasonable fees, costs and expenses of accountants, sales consultants, financial advisors, the Agent Advisors, any Specified Lender Advisors, any Lender Advisor, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; air express charges, and reasonable expenses for travel, lodging and food paid or incurred in connection with the performance of such legal, professional or other advisory services.

(b)           The Loan Parties shall, jointly and severally, indemnify the Agents and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the reasonable fees, charges and disbursements of the Specified Lender Advisors, any Lender Advisor and Agent Advisors, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby and the enforcement of the obligations thereunder, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee (or its Related Parties), or (B) a claim made by the Borrower alleging the material breach of the Loan Documents by such Indemnitee (or its Related Parties) or (2) arise from any disputes solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or similar role under the Loan Documents and any other claims arising out of any act or omission of the Borrower or any of its Affiliates). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

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(c)           To the extent that a Loan Party fails to pay any amount required to be paid by it to an Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the payment by any Lender of any such amount shall not relieve such Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the such Agent in its capacity as such.

(d)           To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)           All amounts reimbursable by the Borrower under this Section 9.03 shall constitute Obligations secured by the Collateral. The agreements in this Section 9.03 shall survive the termination of the Commitments and repayment of all other Obligations. All amounts due under this Section 9.03 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto. If the Borrower fails to pay when due any amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the Administrative Agent in its discretion by charging any loan account(s) of the Borrower, without notice to or consent from the Borrower, and any amounts so paid shall constitute Obligations hereunder.

Section 9.04          Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)            the Borrower, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within three (3) Business Days after having received notice thereof, and provided, further, no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or, so long as made in accordance with the RSA, if an Event of Default has occurred and is continuing; and

(B)            the Administrative Agent, provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan (but not an assignment of a Commitment) to a Lender, an Affiliate of a Lender, or an Approved Fund;

(ii)            Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender, or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000;

(B)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

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(D)          such assignment shall be permitted by, and in accordance with, the RSA.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) Defaulting Lender, (c) Disqualified Institution, (d) holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (e) Loan Party or Subsidiary or other Affiliate of a Loan Party.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

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(iv)          The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at Administrative Agent’s offices by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Borrower hereby designates Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 9.04(b)(iv), and the Borrower hereby agrees that to the extent Administrative Agent serves in such capacity, Administrative Agent and its Related Parties shall be indemnified in accordance with Section 9.03(b) hereunder in connection with servicing in such capacity. This Section 9.04(b)(iv) shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (ii) or (iii) of the first or second proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

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Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05        Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

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Section 9.06       Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, the Fee Letters and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)         Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07        Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08        Right of Setoff. Subject to Section 8.10 and the Carve-Out, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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Section 9.09       Governing Law; Jurisdiction; Waiver of Jury Trial; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, except to the extent the law of the State of New York is superseded by the Bankruptcy Code.

(b)         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE AGENT AT ITS ADDRESS FOR NOTICES AS SET FORTH HEREIN. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 9.10       [Reserved].

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Section 9.11        Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12        Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower, or (h)) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agents or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agents or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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Section 9.13        Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

Section 9.14        USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

Section 9.15        Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16        Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17        Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

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Section 9.18        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.19        Authorization to Distribute Certain Materials to Public-Siders.

(a)          If the Borrower does not file this Agreement with the SEC, then the Borrower hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Lenders, including their Public-Siders. The Borrower acknowledges its understanding that Public-Siders and their firms may be trading in any of the Loan Parties’ respective securities while in possession of the Loan Documents.

(b)          The Borrower represents and warrants that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time material non-public information within the meaning of the federal and state securities laws after the date hereof, the Borrower agrees that it will promptly make such information publicly available by press release or public filing with the SEC.

Section 9.20       [Reserved].

110

Section 9.21       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Article X

Loan Guaranty

Section 10.01      Guaranty. Subject to the entry of and terms of the DIP Order, each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, the Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

111

Section 10.02      Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03      No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.

(b)          The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)          Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Agents or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Agents or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

112

Section 10.04      Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower, any Loan Guarantor or any other Obligated Party, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05      Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents and the Lenders.

Section 10.06      Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07      Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Agents nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08      [Reserved].

113

Section 10.09      Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent or Lender (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10      Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Loan Guarantor may have under this Loan Guaranty, any other agreement or applicable law shall be taken into account.

Section 10.11      Contribution. (a)  To the extent that any Loan Guarantor shall make a payment under this Loan Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations that have not yet arisen), and all Commitments have terminated or expired, and this Agreement, such Loan Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)          As of any date of determination, the “Allocable Amount” of any Loan Guarantor shall be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)          This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or shall impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Loan Guaranty.

114

(d)          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)          The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations that have not yet arisen) and the termination or expiry, on terms reasonably acceptable to the Required Lenders (which acceptance may be communicated via an email from either of the Specified Lender Advisors), of the Commitments and the termination of this Agreement.

Section 10.12      Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

115

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AKORN, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Executive Vice President, General Counsel and Secretary

OTHER LOAN PARTIES:

AKORN (NEW JERSEY), INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

OAK PHARMACEUTICALS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

ADVANCED VISION RESEARCH, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN OPHTHALMICS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

Signature Page to DIP Loan Agreement
Akorn, Inc.

HI-TECH PHARMACAL CO., INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN ANIMAL HEALTH, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

AKORN SALES, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

INSPIRE PHARMACEUTICALS, INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

CLOVER PHARMACEUTICALS CORP.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

Signature Page to DIP Loan Agreement
Akorn, Inc.

COVENANT PHARMA INC.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

OLTA PHARMACEUTICALS CORP.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

VERSAPHARM INCORPORATED

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

VPI HOLDINGS SUB, LLC

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

VPI HOLDINGS CORP.

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

Signature Page to DIP Loan Agreement
Akorn, Inc.

10 EDISON STREET LLC

By: Hi-Tech Pharmacal Co., Inc.
Its: Sole Member

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

13 EDISON STREET LLC

By: Hi-Tech Pharmacal Co., Inc.
Its: Sole Member

By	/s/ Joseph Bonaccorsi
Name: Joseph Bonaccorsi
Title: Secretary

Signature Page to DIP Loan Agreement
Akorn, Inc.

Credit Suisse Loan Funding LLC
as Lender

By	/s/ Sathish Shanthan
Name: Sathish Shanthan
Title: Director

Signature Page to DIP Loan Agreement
Akorn, Inc.

Wilmington Savings Fund Society, FSB
as Administrative Agent

By	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Vice President

Signature Page to DIP Loan Agreement
Akorn, Inc.

COMMITMENT SCHEDULE

Lender	Commitment
CREDIT SUISSE LOAN FUNDING LLC	$30,000,000

Total	$30,000,000

Commitment Schedule

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement identified below (as may be amended, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the DIP Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the DIP Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the DIP Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower(s):	AKORN, INC.
4.	Administrative Agent:	WILMINGTON SAVINGS FUND SOCIETY, FSB, as the administrative agent under the DIP Loan Agreement
5.	Loan Agreement:	The Senior Secured Super-Priority Term Loan Debtor-In-Possession Loan Agreement dated as of May [●], 2020 among AKORN, INC., the other Loan Parties party thereto, the Lenders parties thereto, and WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent.

[1]	Select as applicable.

6.	Assigned Interest:

	Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$		$			%
$		$			%
$		$			%

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and][3] Accepted:

WILMINGTON SAVINGS FUND SOCIETY, FSB
as Administrative Agent

By:
Name:
Title:

[Consented to:][4]

AKORN, INC.

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the DIP Loan Agreement.
[5]	To be added only if the consent of the Borrower is required by the terms of the DIP Loan Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1.       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the DIP Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the DIP Loan Agreement, (ii) it satisfies the requirements, if any, specified in the DIP Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the DIP Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the DIP Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01] thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the DIP Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.

Acceptance of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Exhibit A-2 Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

5

EXHIBIT B

[FORM OF WITHDRAWAL NOTICE]

[●], 20[●]

Wilmington Savings Fund Society, FSB, as Administrative Agent and Escrow Agent

500 Delaware Avenue

Wilmington, DE 19801

Attn: Geoffrey J. Lewis

E-mail: glewis@wsfsbank.com

Re:         Release Instruction

Dear [●],

Reference is made to that certain Escrow Agreement dated May [●], 2020 (the “Escrow Agreement”), by and among Wilmington Savings Fund Society, FSB, in its capacities as administrative agent and collateral agent (the “Agent”), under the DIP Credit Agreement (as defined in the Escrow Agreement), Akorn, Inc., a Delaware limited liability company (“Borrower”), and Wilmington Savings Fund Society, FSB, in its capacities as escrow agent and, as applicable, bank (the “Escrow Agent”). Unless otherwise indicated, all capitalized terms used and not otherwise defined herein have the respective meanings given to them in the Escrow Agreement.

This notice constitutes a Withdrawal Notice signed by Borrower and delivered by Agent pursuant to Section I-3(b) to the Escrow Agreement.

Borrower hereby instructs the Escrow Agent, in accordance with Section 3 of the Escrow Agreement to release an amount of $[●] from the Deposit Account to [●] on [Business Day], via wire transfer of immediately available funds in accordance with the following wire instructions:

Name of Bank:	[●]
ABA #:	[●]
Beneficiary Account #:	[●]

Beneficiary Account Name:     [●]

Agent acknowledges that prior to the remittance of funds from the Deposit Account, the Escrow Agent will need to speak to an Authorized Representative to confirm payment details.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

AKORN, INC.

By:
Name:
Title:

Acknowledged and Agreed:

WILMINGTON SAVINGS FUND SOCIETY

as Administrative Agent

By:
Name:
Title:

EXHIBIT C

APPROVED BUDGET

Cash Flow Forecast:
US DIP Budget – Include in DIP Motion and Credit Agreement

(US$ '000)	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6	Week 7	Week 8	Week 9	Week 10	Week 11	Week 12	Week 13	Total
Week Beginning:	5/18/20	5/25/20	6/1/20	6/8/20	6/15/20	6/22/20	6/29/20	7/6/20	7/13/20	7/20/20	7/27/20	8/3/20	8/10/20	4/27/20
Week Ending:	5/24/20	5/31/20	6/7/20	6/14/20	6/21/20	6/28/20	7/5/20	7/12/20	7/19/20	7/26/20	8/2/20	8/9/20	8/16/20	8/16/20
Status:	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
Total Receipts	15,808	12,385	14,201	8,535	9,607	13,607	13,246	11,604	8,604	13,104	17,696	15,785	15,785	169,965
Operating Disbursements	6,755	14,668	7,438	13,582	11,309	15,744	11,265	20,932	10,662	15,989	9,808	16,243	11,279	165,674
Operating Cash Flow	**9,053**	**(2,283)**	**6,762**	**(5,046)**	**(1,702)**	**(2,137)**	**1,981**	**(9,328)**	**(2,058)**	**(2,885)**	**7,888**	**(459)**	**4,505**	**4,290**
Professional Fees	0	0	0	0	200	0	0	0	0	0	3,200	0	0	3,400
Prepetition TL Interest & Fees	0	0	10,856	0	0	0	10,512	0	0	0	0	11,571	0	32,939
DIP Interest and Fees	0	0	0	1,800	0	0	140	0	0	0	0	289	0	2,229
Intercompany Funding	0	0	1,000	0	0	5,000	0	0	0	0	0	3,000	0	9,000
Net Cash Flow	**9,053**	**(2,283)**	**(5,094)**	**(6,846)**	**(1,902)**	**(7,137)**	**(8,672)**	**(9,328)**	**(2,058)**	**(2,885)**	**4,688**	**(15,319)**	**4,505**	**(43,278)**
Beginning US Cash Balance	**40,390**	**49,443**	**47,160**	**52,066**	**45,220**	**43,317**	**56,180**	**47,508**	**38,181**	**36,123**	**33,238**	**37,926**	**22,607**	**40,390**
Net Cash Flow	9,053	(2,283)	(5,094)	(6,846)	(1,902)	(7,137)	(8,672)	(9,328)	(2,058)	(2,885)	4,688	(15,319)	4,505	(43,278)
DIP Term Loan Financing	0	0	10,000	0	0	20,000	0	0	0	0	0	0	0	30,000
Ending US Cash Balance	**49,443**	**47,160**	**52,066**	**45,220**	**43,317**	**56,180**	**47,508**	**38,181**	**36,123**	**33,238**	**37,926**	**22,607**	**27,112**	**27,112**

AKORN

Draft, Subject to Change | Confidential, Subject to NDA

1

EXHIBIT D

[FORM OF COMPLIANCE CERTIFICATE]

To:	The Lenders parties to the DIP Loan Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the DIP Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.       I am the duly elected [●] of the Borrower;

2.       I have reviewed the terms of the DIP Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.       The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the DIP Loan Agreement; and

4.       I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Administrative Agent the notice required by Section 4.15 of the Security Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements: [●]

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this day of [●].

Name:
Title:

EXHIBIT E

[FORM OF JOINDER AGREEMENT]

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [●], is entered into between [●], a [●] (the “New Subsidiary”) and Wilmington Savings Fund Society, FSB, in its capacity as administrative agent (the “Administrative Agent”) under that certain Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among Akorn, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent for the Lenders. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the DIP Loan Agreement.

The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.       The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the DIP Loan Agreement and a “Loan Guarantor” for all purposes of the DIP Loan Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the DIP Loan Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the DIP Loan Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the DIP Loan Agreement, *[and]* (b) all of the covenants set forth in Articles V and VI of the DIP Loan Agreement *[and (c) all of the guaranty obligations set forth in Article X of the DIP Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.10 of the DIP Loan Agreement, hereby guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, as provided in Article X of the DIP Loan Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiary will, jointly and severally together with the other Loan Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.]* *[The New Subsidiary has delivered to the Administrative Agent an executed Loan Guaranty.]*

2.       If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the DIP Loan Agreement.

3.       The address of the New Subsidiary for purposes of Section 9.01 of the DIP Loan Agreement is as follows: [●]

4.       The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

5.       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                      [NEW SUBSIDIARY]

By:

Name:
Title:

Acknowledged and accepted:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent

By:

Name:
Title:

EXHIBIT F-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among AKORN, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the DIP Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Loan Agreement and used herein shall have the meanings given to them in the DIP Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT F-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among AKORN, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the DIP Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Loan Agreement and used herein shall have the meanings given to them in the DIP Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT F-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among AKORN, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the DIP Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Loan Agreement and used herein shall have the meanings given to them in the DIP Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:

EXHIBIT F-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Senior Secured Super-Priority Term Loan Debtor-in-Possession Loan Agreement, dated as of [●], 2020 (as it may be amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”) among AKORN, Inc. (the “Borrower”), the other Loan Parties party thereto, the Lenders party thereto and Wilmington Savings Fund Society, FSB, in its capacity as Administrative Agent for the Lenders.

Pursuant to the provisions of Section 2.17 of the DIP Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the DIP Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the DIP Loan Agreement and used herein shall have the meanings given to them in the DIP Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: